                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              KeySpan Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[KEYSPAN LOGO]                                              One MetroTech Center
                                                   Brooklyn, New York 11201-3850


KEYSPAN CORPORATION


Notice of 2001 Annual Meeting of Shareholders and

Proxy Statement

[KEYSPAN LOGO]

                                                            One MetroTech Center
                                                   Brooklyn, New York 11201-3850


LETTER TO SHAREHOLDERS

March 23, 2001


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of KeySpan Corporation at 10:00 a.m. Eastern Time, on Thursday, May 10, 2001, at the Opera House of the Brooklyn Academy of Music, 30 Lafayette Avenue, Brooklyn, New York.

We will review our 2000 performance with you, our plans for the future and the acquisition of Eastern Enterprises.

Once again, we have prepared a Proxy Statement in what we believe is a simple and easy to understand format. We have continued our procedure by which you may provide a proxy by telephone or through the Internet in order to cast your vote more easily. Whether you choose to provide a written proxy card, or one by telephone or through the Internet, please vote as soon as possible.

I look forward to seeing you on May 10th at the Annual Meeting. Enclosed with the Proxy Statement is your voting card. I would like to take this opportunity to remind you that your vote is important.


Robert B. Catell
Chairman and Chief Executive Officer

[KEYSPAN LOGO]

                                                            One MetroTech Center
                                                   Brooklyn, New York 11201-3850


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 23, 2001


Dear Shareholder:

The Annual Meeting of Shareholders of KeySpan Corporation ("KeySpan" or the "Company") will be held on Thursday, May 10, 2001, at 10:00 a.m. Eastern Time, at the Opera House of the Brooklyn Academy of Music, 30 Lafayette Avenue, Brooklyn, New York, to consider and take action on the following items:

     1.   Election of fifteen directors;

     2. Ratification of Arthur Andersen LLP, as independent public accountants for the Company for the year ending December 31, 2001;

     3.   Approval of an amended Employee Discount Stock Purchase Plan;

     4. Approval of an amended Long-Term Performance Incentive Compensation Plan; and

     5. Transact any other business properly before the Annual Meeting or any adjournment thereof.

Shareholders of record as of the close of business on March 12, 2001 are entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

If your shares are held through a bank or brokerage firm and you plan to attend the meeting, please request a letter or some other evidence of ownership from your bank or firm, as well as proper authorization if you wish to vote your shares in person.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL READ THE ENCLOSED PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND THEN VOTE
(1) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, (2) CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD, OR (3) THROUGH THE INTERNET AS INDICATED ON THE PROXY CARD. THIS WILL NOT AFFECT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

By Order of the Board of Directors,


Richard A. Rapp, Jr.
Vice President, Secretary and Deputy General Counsel

                               Directions to the

                                  Opera House
                           BROOKLYN ACADEMY OF MUSIC
                              30 Lafayette Avenue
                           Brooklyn, New York 11217



                                  [BAM LOGO]
By Car:

From Manhattan via the Manhattan Bridge: Continue straight off the bridge onto Flatbush Avenue, proceed to Fulton Street. Turn left onto Fulton Street. Proceed two blocks; turn right onto Ashland Place, proceed one block.

From Manhattan via the Brooklyn Bridge: Continue straight off the bridge and make the first left turn possible which is Tillary Street. Continue on Tillary Street and turn right onto Flatbush Avenue.

From Queens, Long Island and Connecticut: Take the Long Island Expressway to the Brooklyn Queens Expressway. Exit at Tillary Street, exit 29. Follow exit onto Tillary Street, two short blocks and turn left onto Flatbush Avenue.

From Staten Island: Cross the Verrazano-Narrows Bridge to the Brooklyn Queens Expressway. Exit at Tillary Street, exit 29. Follow exit onto Tillary Street, two short blocks and turn left onto Flatbush Avenue.

From New Jersey: Use the Holland Tunnel and continue east on Canal Street, which leads directly across the Manhattan Bridge. Continue straight over the bridge onto Flatbush Avenue.

By Subway:

The Brooklyn Academy of Music is within three blocks of the following stations:

  . 2, 3, 4, 5, D, Q: Atlantic Avenue

  . B, N, M, R: Pacific Street

  . G: Fulton Street

  . LIRR: Flatbush Avenue

Parking:

All Brooklyn Academy of Music parking lots are patrolled continuously during the work day and until 30 minutes after each event.

                    PROXY STATEMENT OF KEYSPAN CORPORATION
                   ANNUAL MEETING TO BE HELD ON MAY 10, 2001


Proxies are being solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders on May 10, 2001, or any adjournment thereof. This Proxy Statement is first being mailed to the shareholders of the Company on or about March 23, 2001.



Q: What am I voting on?
A: Election of fifteen directors; ratification of Arthur Andersen LLP, as independent public accountants for the year ending December 31, 2001; approval of an amended Employee Discount Stock Purchase Plan; approval of an amended Long-Term Performance Incentive Compensation Plan; and any other business properly brought before the meeting.

Q: Who is entitled to vote?
A: Common Stock shareholders as of the close of business on March 12, 2001 (the
   "Record Date"). Each share of KeySpan's Common Stock, par value $.01 per share (the "Common Stock") is entitled to one vote.

Q: How do I vote?
A: You may submit a proxy with your voting instructions by completing, signing and mailing the enclosed proxy card, or by submitting your proxy with voting instructions by toll-free telephone or through the Internet.

Q: How do I submit a written proxy by mail?
A: To submit a written proxy by mail, you should complete, sign and mail the enclosed proxy card in accordance with its instructions. If a shareholder wishes to give a proxy to someone other than the individuals named as proxies on the proxy card, he or she may cross out the names appearing on the proxy card, insert the name of some other person or persons, sign, date and give the proxy card to such person or persons for use at the meeting.

Q: How does discretionary authority apply?
A: If you sign and return a proxy card without indicating your voting instructions with respect to any or all proposals, you give the named proxies the authority to vote on each proposal. A properly signed and dated proxy card (or a proxy properly delivered by telephone or through the Internet) gives the named proxies the authority to vote, in their discretion, on any other matter that may arise at the meeting.

Q: How do I submit my proxy by telephone or through the Internet?
A: Alternatively, you may submit your proxy with voting instructions, by telephone or through the Internet, by following the instructions that are set forth on the enclosed proxy card. If you are a shareholder of record on the Record Date, you may call 1-877-779-8683 (or 1-201-536-8073, outside the U.S. or Canada) or visit the Web site (http://www.eproxyvote.com/kse) listed on the enclosed proxy card.

   If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message or at the designated Web site on the Internet. Once you have indicated how you will vote, in accordance with those instructions, you will receive confirmation that your proxy has been successfully submitted by telephone or through the Internet.

Q: Is my vote confidential?
A: Yes. Only EquiServe Trust Company, N.A. ("EquiServe"), the inspector of election, and certain employees have access to your card. All comments will remain confidential, unless you ask that your name be disclosed.

Q: Who will count the votes?
A: EquiServe will tabulate the votes and act as inspector of election.

Q: What if I get more than one proxy card?
A: Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

   Please have all of your accounts registered exactly in the same name and social security number. You may do this by contacting our transfer agent, EquiServe, by calling 1-800-482-3638.

Q: What constitutes a quorum?
A: As of the close of business on March 12, 2001, the Record Date, 137,039,395 shares of Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. For purposes of determining the presence of a quorum, shares represented by abstentions and "broker non-votes" will be counted as present. If you vote by proxy card or give a proxy by telephone or through the Internet, you will be considered part of the quorum. In the absence of a quorum, the Annual Meeting may be adjourned.

Q: What percentage of stock do the directors and officers own?
A: The directors and certain executive officers own approximately 0.2 percent of our Common Stock, as of March 1, 2001.

Q: When are the shareholder proposals due for the 2002 Annual Meeting?
A: Shareholder proposals for the 2002 Annual Meeting must be received by KeySpan at its offices at One MetroTech Center, Brooklyn, New York 11201-3850,
   Attention: Secretary, not less than 120 calendar days prior to the anniversary date of the release of the Company's Proxy Statement to shareholders in connection with the 2001 Annual Meeting, to be considered by the Company for possible inclusion in the proxy materials for the 2002 Annual Meeting. In addition, all shareholder proposals or nominations for election as director for the 2002 Annual Meeting must be submitted to the Company in accordance with Section 2.7 of the Company's By-Laws not less than 60 nor more than 90 calendar days in advance of the first anniversary date of the 2001 Annual Meeting.

                                VOTING METHODS

Three methods of proxy voting are available to you:

PROXY CARD VOTING

   Mark your selections on the card. Date and sign your name exactly as it appears on the card. Return your card in the postage-paid envelope we have provided.

TELEPHONE PROXY - 24 HOURS A DAY, 7 DAYS A WEEK

   Use any touch-tone telephone to give your proxy. Have your proxy card in hand when you call. Dial 1-877-779-8683 (or 1-201-536-8073 outside the U.S. or
   Canada) and follow the instructions.

INTERNET PROXY - 24 HOURS A DAY, 7 DAYS A WEEK

   Access the Web site at http://www.eproxyvote.com/kse to vote through the Internet.

You have the right to revoke your proxy any time before its use at the Annual Meeting by delivering to the Company (Attention: Richard A. Rapp, Jr., Vice President, Secretary and Deputy General Counsel) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. A proxy given by telephone or through the Internet can be revoked by calling the numbers listed above in the telephone and Internet proxy instructions and re-entering your voting instructions or by either of the methods described in the preceding sentence.

PROPOSAL 1.    ELECTION OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR each of the fifteen nominees named below to serve as members of the Board of Directors for a one-year term:

Nominees for election this year are:

     .  Lilyan H. Affinito       .  Donald H. Elliott  .  James L. Larocca
     .  Robert B. Catell         .  Alan H. Fishman    .  Craig G. Matthews
     .  Andrea S. Christensen    .  Vicki L. Fuller    .  Stephen W. McKessy
     .  Howard R. Curd           .  J. Atwood Ives     .  Edward D. Miller
     .  Richard N. Daniel        .  James R. Jones     .  James Q. Riordan

Each director will hold office for one year or until their successors are duly elected or chosen and qualified.

If any director is unable to stand for election, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director. KeySpan does not anticipate that any of the individuals listed above will be unable to serve the full term of office to which they may be elected. The affirmative vote of a plurality of the shares of KeySpan Common Stock cast is required for the election of directors.

Effective December 31, 2000, George Bugliarello and Basil A. Paterson retired as directors of the Company. However, Messrs. Bugliarello and Paterson have agreed to serve as consulting directors, effective January 1, 2001, and will advise and counsel the Board and any of its committees on various matters. A consulting director does not have the right to vote at meetings of the Board or at meetings of Committees of the Board.

Effective April 26, 2000, Frederic V. Salerno resigned as a director of the Company and, effective December 31, 2000, Vincent Tese also resigned as a director of the Company, to pursue other business interests. Messrs. Salerno and Tese were members of the Board's Executive and Compensation and Nominating Committees. The Board and the Company extend their gratitude to Messrs. Salerno and Tese for their service as valued directors.

In addition, William C. Thompson, Jr. and Edward Travaglianti have also agreed to serve as consulting directors effective January 1, 2001. Messrs. Thompson and Travaglianti had served as directors of The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York since November 1997 and October 1998, respectively.

Nominees for the Board of Directors

  [PHOTO] LILYAN H. AFFINITO - Age 69 - Director since December 1998 Retired Vice Chairman of the Board of Maxxam Group, Inc. since 1991. Served as Controller, Treasurer and Chief Financial Officer for Maxxam Group from 1968 to 1976, President and Chief Operating Officer from 1976 to 1987, and Director from 1972 to 1991. Serves on the Boards of Caterpiller Inc. and Kmart Corporation since 1980 and 1990, respectively. Also serves on the Board of the Mayo Foundation since 1991.

  [PHOTO]      ROBERT B. CATELL - Age 64 - Director since May 1998
               Chairman and Chief Executive Officer of KeySpan Corporation since July 1998. Joined KeySpan's indirect subsidiary, The Brooklyn Union Gas Company, in 1958 and was elected Assistant Vice President in 1974, Vice President in 1977, Senior Vice President in 1981 and Executive Vice President in 1984. Elected Brooklyn Union's Chief Operating Officer in 1986 and President in 1990. Mr. Catell served as President and Chief Executive Officer from 1991 to 1996 when he was elected Chairman and Chief Executive Officer. Serves on the Boards of Alberta Northeast Gas, Ltd., Boundary Gas Inc., Taylor Gas Liquids, Ltd., The Houston Exploration Company, Gas Technology Institute, Edison Electric Institute, New York State Energy Research and Development Authority, Independence Community Bank Corp., Business Council of New York State, Inc., New York City Investment Fund, New York City Partnership and Long Island Association.


  [PHOTO] ANDREA S. CHRISTENSEN - Age 61 - Director since January 2001 Partner in the law firm of Kaye, Scholer, Fierman, Hays & Handler, LLP since 1976. Joined that firm in 1968 and previously was an associate with the law firm of Kelley, Drye & Warren. Adjunct Professor at New York University School of Law from 1984 to 1994. Member of the Association of the Bar of the City of New York, American Bar Association, International Society for Labor Law and Social Security. Former Chairperson of New York County Lawyers Association Committee on Labor Relations. Served as Director of The Brooklyn Union Gas Company from 1980 to 2000 and the American Arbitration Association from 1988 to 1999.



  [PHOTO]      HOWARD R. CURD - Age 62 - Director since May 1998
               Chairman and Chief Executive Officer of Uniroyal Technology Corporation, a developer and manufacturer of proprietary plastic products and specialty chemical and polymer products, since 1992. Served as President and Chief Executive Officer of Uniroyal from 1991 to 1992. Formed his own business in 1972 and, during the period 1972 to 1982, acquired controlling interests in a 100-year old investment banking firm, Polycast Technology Corporation and the U.S. Playing Card Corporation. Served on the Board of Emcore Corporation.



  [PHOTO]      RICHARD N. DANIEL - Age 65 - Director since May 1998
               Retired Chairman and Chief Executive Officer of Handy & Harman, a diversified industrial manufacturer and the parent company of a group of materials engineering and specialty manufacturing companies. Joined Handy & Harman in 1971 and held various officer positions from Vice President and Controller to President and Chairman. Member of the Board of the Treasurer's Fund, Inc. since 1997.

  [PHOTO]      DONALD H. ELLIOTT - Age 68 - Director since May 1998
               Partner in the law firm of Hollyer Brady Smith & Hines LLP, since 1995. Attorney in the law firm of Webster & Sheffield from 1957 to 1965 and Partner from 1973 to 1991. Counsel to the Mayor of New York City and then Chairman of the New York City Planning Commission from 1966 to 1973. Partner in the law firm of Mudge Rose Guthrie Alexander and Ferdon from 1991 to 1995. Trustee of Independence Community Bank Corp. and Long Island University. Serves on the Board of Independence Community Bank and an honorary member of the New York Chapter of the American Institute of Architects.


  [PHOTO]      ALAN H. FISHMAN - Age 55 - Director since May 1998
               President and Chief Executive Officer of Independence Community Bank Corp., the parent savings and loan holding company of Independence Community Bank, since March 2001. Joined Chemical Bank in 1969, named Chief Financial Officer in 1979 and elected Senior Vice President responsible for worldwide investment banking activities in 1983. Joined Neuberger & Berman in 1988 and was responsible for an investment partnership. Joined American International Group, Inc. in 1989 as a Senior Vice President and elected President of AIG Financial Services Group. Joined the firm of Adler & Shaykin in 1990 as a Managing Partner. Former Managing Partner and founder of Columbia Financial Partners, L.P. in 1992. President and Chief Executive Officer of ContiFinancial Corporation from July 1999 to March 2001. Also Vice Chairman of the Brooklyn Academy of Music.


  [PHOTO]      VICKI L. FULLER - Age 43 - Director since January 2001
               Senior Vice President of Alliance Capital Management Corporation since 1994, a global investment advisor with $474 billion in assets. Responsible for market and business development, product advocacy and client service for the Fixed Income Department's retail and private client business. Formerly served as co-head of the Global High Yield Group at Alliance Capital. Joined Alliance Capital from Equitable Capital Management Corporation in 1993. Certified Public Accountant and Chairperson of the KeySpan Foundation.


  [PHOTO]      J. ATWOOD IVES - Age 64 - Director since November 2000
               Former Chairman and Chief Executive Officer of Eastern Enterprises from 1991 to November 2000. Director or Trustee of several mutual funds advised by the Massachusetts Financial Services Company, Trustee of the Museum of Fine Arts, Boston, Director of the United Way of Massachusetts Bay and the Massachusetts Business Roundtable, overseer of WGBH Educational Foundation, and member of the Corporate Advisory Board of the Boston College Carroll School of Management.

  [PHOTO]      JAMES R. JONES - Age 61 - Director since May 1998
               Senior Counsel to the law firm of Manatt, Phelps & Phillips, LLP since March 1999 and Chairman of GlobeRanger Corporation since September 1999. Retired President of Warnaco, Inc. -International Division. White House Staff, Special Assistant and Appointments Secretary from 1965 to 1969 and Congressman from Oklahoma from 1973 to 1987. Partner in the law firm of Dickstein Shapiro Morin & Oshinsky LLP from 1987 to 1989. Chairman and Chief Executive Officer of the American Stock Exchange from 1989 to 1993. Served as United States Ambassador to Mexico from 1993 to 1997.


  [PHOTO]      JAMES L. LAROCCA - Age 57 - Director since January 2001
               Professor of Public Policy at Long Island University's Southampton College since April 2000 and Adjunct Professor of Public Policy at Hofstra University since January 1999. Immediately prior to his appointment to Southampton, he practiced law with the firm of Cullen and Dykman. Served in the cabinets of two New York governors as Commissioner of Transportation, Commissioner of Energy, Director of Federal Affairs, Trustee of the New York Power Authority and Chairman of the Energy Research and Development Authority. Served as President of the Long Island Association from 1985 to 1993. Director of European American Bank, ContiFinancial Corporation and Chairman of the Long Island Nature Conservancy.


  [PHOTO]      CRAIG G. MATTHEWS - Age 58 - Director since March 2001
               Vice Chairman and Chief Operating Officer and a Director of KeySpan Corporation since March 2001. President and Chief Operating Officer of KeySpan Corporation from January 1999 to March 2001 and KeySpan's indirect subsidiary, The Brooklyn Union Gas Company, since 1996. Joined Brooklyn Union in 1965 and held various management positions in the corporate planning, financial, marketing and engineering areas. Elected Assistant Vice President in 1977, Vice President in 1981 and Senior Vice President in 1985. Elected Executive Vice President in 1991 with responsibilities for Brooklyn Union's financial, gas supply, information systems and strategic planning functions, and energy-related investments. Served as Executive Vice President and Chief Financial Officer of KeySpan from May 1998 to August 1999. Serves on the Boards of the American Gas Association, Brooklyn Chamber of Commerce, The Houston Exploration Company, Neighborhood Housing Services, Polytechnic University and Regional Plan Association. President of the Brooklyn Philharmonic Orchestra. Immediate past President of the Society of Gas Lighting and immediate past Chairman of the New York City Advisory Board of the Salvation Army.

  [PHOTO]      STEPHEN W. McKESSY - Age 63 - Director since May 1998
               Retired Vice Chairman of PricewaterhouseCoopers. Served in various officer positions at PricewaterhouseCoopers from 1960 to 1997. Serves as a Director for the Greater Boy Scouts of America, the Board of Advisors of St. John's University College of Business Administration, the Board of Governors of the Silver Spring Country Club and the Board of the Sailfish Point Golf Club.

  [PHOTO]      EDWARD D. MILLER - Age 60 - Director since May 1998
               President and Chief Executive Officer of AXA Financial, Inc. since August 1997 and Chairman and Chief Executive Officer of The Equitable Life Assurance Society of the United States since January 1998, the principal insurance subsidiary of AXA Financial, Inc. Chairman and Chief Executive Officer of AXA Client Solutions, LLC. Serves as a member of the Boards of AXA Financial, Inc., Equitable Life and Alliance Capital Management Corporation, an AXA Financial investment subsidiary. Senior Executive Vice President of AXA Group, AXA Financial's parent company and, since May 2000, a Vice Chairman of its Management Board. Serves as AXA's representative for Canada and is Chairman of AXA Group's Information Systems Board of Directors. Director of Phoenix House and a member of the Business Roundtable. Current Chairman of United Way of Tri-State, a Trustee of Pace University, The New York City Police Foundation, the Inner-City Scholarship Fund and the New York Blood Center, where he also served as a General Chairman.

  [PHOTO]      JAMES Q. RIORDAN - Age 73 - Director since May 1998
               Retired Vice Chairman and Chief Financial Officer of Mobil Corp. Joined Mobil in 1957 as Tax Counsel, named a Director and Chief Financial Officer in 1969 and served as Vice Chairman from 1986 until his retirement from Mobil Corp. in 1989. Joined Bekaert Corporation in 1989 and served as President until his retirement in 1992. Serves on the Boards of The Houston Exploration Company and Tri-Continental Corporation. Director/Trustee of the mutual funds in the Seligman Group of investment companies, Trustee of the Brooklyn Museum and a member of its Committee for Economic Development and a member of the Policy Council of the Tax Foundation.

Board of Directors - Committees

The Board of Directors is responsible, under New York law and the Company's Certificate of Incorporation and By-Laws, with overseeing the business and management of the Company. The Board of Directors met eight times between January 1 and December 31, 2000. The Board maintains four standing committees. The functions, number of meetings held and composition of the Board committees are described below:

                                 ------------------------------------------------------------
                                                       Committee
           ----------------------------------------------------------------------------------
                                                 Compensation                    Corporate
             Director              Executive         and           Audit       Responsibility
                                                  Nominating
           ----------------------------------------------------------------------------------
             L.H. Affinito                                           X               X
           ----------------------------------------------------------------------------------
             R.B. Catell           X (Chair)
           ----------------------------------------------------------------------------------
             A.S. Christensen                                                        X
           ----------------------------------------------------------------------------------
             H.R. Curd                                               X               X
           ----------------------------------------------------------------------------------
             R.N. Daniel                                             X               X
           ----------------------------------------------------------------------------------
             D.H. Elliott                             X                           X(Chair)
           ----------------------------------------------------------------------------------
             A.H. Fishman              X                         X (Chair)
           ----------------------------------------------------------------------------------
             V.L. Fuller                                             X
           ----------------------------------------------------------------------------------
             J.A. Ives                 X
           ----------------------------------------------------------------------------------
             J.R. Jones                               X                              X
           ----------------------------------------------------------------------------------
             J.L. Larocca                             X                              X
           ----------------------------------------------------------------------------------
             S.W. McKessy              X              X              X
           ----------------------------------------------------------------------------------
             E.D. Miller               X          X (Chair)
           ----------------------------------------------------------------------------------
             J.Q. Riordan              X              X              X
           ----------------------------------------------------------------------------------
             Meetings held from
             January 1 to              5              7              5               2
             December 31, 2000

           ----------------------------------------------------------------------------------

X:       Member.
Chair:  Committee Chairperson.

                                  Committees

Executive Committee: Acts on behalf of the Board of Directors whenever the Board is not in session, except for certain matters as prescribed by New York law.

Audit Committee: Reviews auditing, accounting, financial reporting and internal control functions. Recommends independent public accountants and reviews their services. All members are non-employee directors.

Corporate Responsibility Committee: Oversees ethics, community development, environmental issues and equal employment opportunity matters.

Compensation and Nominating Committee: Administers executive compensation programs, policies and practices. Conducts director searches and recommends directors. All members are non-employee directors. The Committee will not accept nominations for election by shareholders at the Annual Meeting, unless such nominations were received within the time period prescribed in Section 2.7 of the Company's By-Laws.

Each of the directors attended 75% or more of all meetings of the Board and each committee of which he or she was a member during the period from January 1 to December 31, 2000.

Director Compensation

The directors will receive the following compensation during 2001:

    .   Non-employee and consulting directors:

            $25,000 annual retainer;
            $1,500 meeting fee (for each meeting of the Board of Directors and each meeting of a committee of the Board of Directors attended); $3,000 committee chairman retainer; and
            Options to purchase 3,300 shares of KeySpan Common Stock.

    .   Employee directors:

            Receive no additional compensation, other than their normal salary, for serving on the Board or its committees.

The Board of Directors has adopted the Directors' Deferred Compensation Plan to directly align the non-employee directors' and consulting directors' financial interest with those of the shareholders. The Directors' Deferred Compensation Plan requires all non-employee directors and consulting directors to defer a minimum of 50% of their cash compensation as directors or consulting directors in exchange for Common Stock equivalents. Common Stock equivalents are valued by utilizing the lowest of either (i) the average of the high and low price per share of KeySpan Common Stock on the first trading day of the calendar quarter or (ii) the average of the high and low price per share of KeySpan Common Stock on the last trading day of the calendar quarter, in which contributions are received. Compensation not subject to mandatory deferral into a Common Stock equivalent account may, at the director's or consulting director's option, be deferred into a cash account bearing interest at the prime rate. Upon retirement, death or termination of service as a director, all amounts in a director's or consulting director's Common Stock equivalent account and cash account shall, at the director's or consulting director's election, (i) be paid in a lump sum in cash; (ii) be deferred for up to five years; and/or (iii) be paid in the number of annual installments, up to ten, specified by the director or consulting director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the annual compensation paid to or accrued for the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers"). The information shown for 1998 represents compensation paid by the Company and its predecessors for the twelve months ended December 31, 1998.


                                  ------------------------------------------------------------
                                  Annual Compensation         Long-Term Compensation
------------------------------------------------------------------------------------------------------------------
                                                        Restricted
                                                          Stock       Shares         LTIP
                                   Salary      Bonus     Award(s)   Underlying     Payouts         All Other Comp
Name                     Year       ($)         ($)       ($) (1)     Options        ($)                ($)
------------------------------------------------------------------------------------------------------------------
Robert B. Catell         2000     786,000     336,000            0    568,800            0           22,817 (3)
Chairman & CEO           1999     700,000     317,665      343,643    696,000            0           25,673 (3)
                         1998     562,917     223,583          N/A          0      274,641 (2)       25,673 (3)
------------------------------------------------------------------------------------------------------------------
Craig G. Matthews        2000     506,000     246,690            0    234,400            0           15,627 (3)
Vice Chairman            1999     445,833     153,758      286,250    355,000            0           14,618 (3)
   & COO                 1998     372,372     345,842          N/A          0      175,419 (2)      109,520 (3)(4)
------------------------------------------------------------------------------------------------------------------
Gerald Luterman          2000     318,333     120,000            0    131,800            0           14,596 (3)
Senior Vice President    1999     127,308 (5)       0            0    100,000            0            7,593 (3)
   & CFO                 1998         N/A         N/A          N/A        N/A          N/A              N/A
------------------------------------------------------------------------------------------------------------------
Anthony Nozzolillo       2000     300,417     100,258            0    128,300            0            7,102 (3)
Executive Vice           1999     250,061      62,340            0    146,000            0            3,650 (3)
   President             1998     205,000      94,121          N/A          0      152,594 (6)       57,189 (3)(4)
------------------------------------------------------------------------------------------------------------------
Lenore F. Puleo          2000     300,000      98,252            0    128,300            0            3,382 (3)
Executive Vice           1999     245,000      60,447            0    146,000            0            2,607 (3)
   President             1998     199,454     147,086          N/A          0       18,513           55,287 (3)(4)
------------------------------------------------------------------------------------------------------------------

FOOTNOTES:

(1) As of December 31, 2000, the aggregate value of the restricted stock awards, number of shares awarded and date such shares fully vested are as follows:
    Mr. Catell - $538,078, 12,698, July 31, 1999; Mr. Matthews - $423,750,
    10,000, August 31, 2003. Holders of restricted stock are entitled to receive any dividends paid to holders of Common Stock.
(2) Includes long-term incentive compensation paid by subsidiaries of KeySpan.
(3) Includes the cost of life insurance paid by KeySpan and allocated to the Named Executive Officers for income tax purposes during 2000, 1999 and 1998, as follows: Mr. Catell - $22,817, $25,673, $25,673; Mr. Matthews - $15,627,
    $14,618, $9,520; Mr. Luterman - $14,596, $7,593, $0; Mr. Nozzolillo -
    $7,102, $3,650, $939; and Ms. Puleo - $3,382, $2,607, $1,537.
(4) Includes amounts paid upon election as an officer of the Company in August 1998, as follows: Mr. Matthews -$100,000; Mr. Nozzolillo - $56,250; and Ms. Puleo - $53,750.
(5) Mr. Luterman was hired by the Company in July 1999.
(6) Represents long-term incentive awards paid by Long Island Lighting Company ("LILCO") prior to the transaction with KeySpan.

COMPENSATION AND NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Nominating Committee (the "Committee") of the Board of Directors, composed of six non-employee directors, administers KeySpan's executive compensation program. The members of the Committee are Donald H. Elliott, James R. Jones, James L. Larocca, Stephen W. McKessy, Edward D. Miller and James Q. Riordan, with Mr. Miller serving as chairperson. None of such members is or has been an officer or employee of KeySpan or any of its subsidiaries. Basil A. Paterson, Alan H. Fishman, Frederic V. Salerno and Vincent Tese served on the Committee during 2000.

During 2000, the Committee met periodically throughout the year and utilized outside consultants from the Hay Group, a national compensation consultant, to review the compensation levels of KeySpan's officers, including the Named Executive Officers, and to provide advice with respect to incentive compensation plan matters. The Committee also reviews, recommends and approves changes to the Company's compensation policies and programs for the Chief Executive Officer, other senior executives and certain key employees. In addition, the Committee makes recommendations concerning the Company's employee benefit policies and exercises such powers and makes such other compensation-related determinations as are entrusted to the Committee by the Board of Directors. After review and approval by the Committee, all issues relating to executive compensation are submitted to the entire Board for ratification. There were no material decisions of the Committee which were overruled or revised by the Board.

Executive Compensation Philosophy and Policies

The philosophy of KeySpan with respect to executive compensation is that the Chief Executive Officer and other executives should be compensated at market-competitive levels to attract, motivate, and retain talented executives needed to achieve KeySpan's vision of becoming a premier energy company. Through the Committee, the Board of Directors has developed a "pay for performance" executive compensation philosophy and approved the implementation of a total compensation plan designed to focus attention on KeySpan's strategic business initiatives and financial performance objectives. The Committee adheres to the following compensation policies which are intended to facilitate the achievement of KeySpan's business strategies and further the Company's vision:

     . The executive compensation program should emphasize pay for performance and encourage retention of those employees who enhance KeySpan's performance.

     . Compensation arrangements shall maintain a reasonable balance between base salary, annual and long-term incentive compensation and be designed to focus such executives on the long-term interests of shareholders and creating value for the shareholders.

     . The incentive compensation program for executives shall strengthen the link of incentive compensation to the achievement of financial and strategic objectives which are set in advance by the Committee.

     . In determining executive compensation levels for base salary, annual and long-term compensation, the compensation levels shall be competitive with compensation levels for executive positions of similar scope for general industry in the metropolitan New York City area, as well as peer energy companies. If KeySpan's performance exceeds that of the comparable group, compensation should be above the median; likewise, if KeySpan's performance falls below that of the group, the compensation paid to executives should be below the median of the comparable companies.

Components of Compensation

The Committee compares total compensation levels for KeySpan's executives to the compensation paid to executives in comparable general industry and peer energy companies. In this regard, the Committee uses analyses prepared by the Hay Group to review the compensation levels of executives in the energy industry, in the regional and national marketplace. In addition, the Committee reviews compensation data for executive positions comparable in scope to those in general industry companies in the metropolitan New York City area. The companies analyzed in this process tend to have national business operations and have positions that are similar in scope with comparable revenue size or employment levels. Through this process, the Committee identifies the median compensation level, both with respect to base salary and the overall executive compensation program.

The Committee strives to ensure that compensation for the Company's executive officers provides a direct link to strategic financial measures and shareholder value. To achieve this performance linkage, KeySpan has established three programs for the direct compensation of executive officers: the Base Salary Program, the Corporate Annual Incentive Compensation Plan and the Long-Term Performance Incentive Compensation Plan. The intent of these programs is to place increased emphasis on performance-based pay and reduced emphasis on base salary in determining total compensation.

Each of the three programs is discussed in greater detail below.

The Base Salary Program

In setting base salary levels for the Chief Executive Officer, the Named Executive Officers and other executive officers, the Committee considers the competitive market data for executives in comparable positions in other energy and general industry markets. In setting base salary levels, KeySpan currently targets the 50th percentile of the comparable labor market. The Committee also considers the experience level and actual performance achieved by the executive as it relates to KeySpan's corporate goals in setting such executive's base salary.

When Mr. Catell was promoted to and elected as Chairman and Chief Executive Officer on July 31, 1998, KeySpan entered into an employment agreement with Mr. Catell that provided a base salary of $700,000 per year, subject to such increases that may be approved by the Board. Mr. Catell's base salary was not increased during 1999. Effective January 1, 2000, the Committee and the Board approved an increase in annual base salary to $786,000. As the Company continues to align base pay to competitive market levels, the base salary level for the Chief Executive Officer , the Named Executive Officers and other executive officers, compared to competitive market data, is generally at the 50th percentile of comparable positions at this time. In determining the base salary level for the Chief Executive Officer, the Committee has taken into consideration Mr. Catell's performance in connection with, among other things, increase in overall earnings per share, total shareholder return and the successful implementation of the Company's acquisition growth strategy. Based upon an assessment of all these factors, effective January 1, 2001, the Committee and the Board approved an increase in annual base salary for Mr. Catell to $881,000.

The Corporate Annual Incentive Compensation Plan

The Board of Directors adopted the Corporate Annual Incentive Compensation Plan (the "Corporate Plan") in September 1998. The awards to be earned under the Corporate Plan will be paid as cash based upon annual performance results. For 2000, the performance measurement period included the twelve-month period from January 1, 2000 to December 31, 2000. The awards for this period were paid in March 2001. The Corporate Plan provides annual incentive awards to officers and all management employees who, by the nature and scope of their positions, regularly and directly make a significant contribution to the success of KeySpan in the achievement of corporate goals that the Committee believes are important to the shareholders of KeySpan. The specific corporate goals for the Corporate Plan are established by management and reviewed and approved by the Committee and the Board of Directors. The goals are intended to improve corporate performance and include objectives which encourage increase in total return to shareholders, improved corporate earnings results, improved competitive position, improved customer satisfaction and control of operating expenses. Incentive awards as a percentage of base salary are based upon both Company and strategic business group performance. The incentive award ranges are established annually by the Committee for eligible executives and management employees in the Corporate Plan. Incentive award levels are intended to provide awards that are competitive within the industry at target award levels when performance results are achieved.

The 2000 Corporate Plan provides for award opportunities to executives which range from zero to 70% of base salary at target performance levels, with a maximum award potential of 140% of base salary at maximum performance levels. For 2000, the Chief Executive Officer had a target award level of 70% of base salary with performance criteria based upon total shareholder return and consolidated earnings per share. Based upon actual 2000 results, an award payout of 115% of base salary was approved by the Committee payable in March 2001. The amount paid in March 2000 for performance during 1999 represents a payout of 48% of base salary. Upon the recommendation of the Hay Group for the year 2001, the Chief Executive Officer's target award has been set at 80% of base salary to place further emphasis upon shareholder value by achieving increased earnings, returns on equity, cash flow and attaining corporate diversity goals. All executives in the Corporate Plan have a portion of their incentive award linked directly to these overall corporate performance goals and to the results achieved in their respective strategic business group.

Pursuant to the Corporate Plan, commencing with the 2001 plan year, the Chief Executive Officer, the Named Executive Officers and certain other executives may elect to defer between 10% to 50% of their annual cash award and purchase deferred stock units ("DSUs"), which track the performance of the Company's Common Stock but do not possess voting rights. Executives will also receive a 20% match by the Company on the amount deferred in each year. The purchase price of the DSU will be determined using the 20-day average closing price preceding the deferral date. The DSU must be deferred until retirement or resignation and is payable in KeySpan Common Stock. The match on the deferral is also payable in stock upon retirement or in the event of an executive's disability, death or upon change of control. The match is forfeited in the event of the executive's resignation prior to retirement.

Each DSU shall be in the form of an unfunded bookkeeping entry and shall represent one full or fractional share of KeySpan Common Stock. The Company will maintain a book entry account reflecting the DSUs purchased by each executive. The account will be credited with dividend equivalents in the amount of any cash dividend paid from time to time converted to a stock unit or fraction of a unit in the executive's deferred stock unit account as of such dividend date.

The Long-Term Performance Incentive Compensation Plan

As a result of the Committee's review of the competitiveness of KeySpan's total compensation program, and the Hay Group's review of the long-term incentive plans used by a majority of energy companies, the Committee recommended, and the Board of Directors adopted, the KeySpan Long-Term Performance Incentive Compensation Plan (the "Incentive Plan") in March 1999. The Incentive Plan was subsequently approved by the shareholders at the May 1999 Annual Meeting of Shareholders. As of February 13, 2001, a total of 9,361,250 options and 42,698 restricted stock grants have been awarded under the Incentive Plan. The most recent grant of options under the Incentive Plan was expanded to include approximately 1,290 additional employees. The Company is seeking shareholder approval for an amendment to the Incentive Plan pursuant to which the total authorized amount of shares issuable under the Incentive Plan would be increased by 8,750,000 shares to a total of 19,250,000.

The Incentive Plan provides for the award of incentive stock options, non-qualified stock options, performance stock awards and restricted shares to key employees and non-employee directors and consultants of KeySpan and its subsidiaries as determined by the Committee. The purpose of the Incentive Plan is to optimize KeySpan's performance through incentives that directly link the participant's personal interests to those of KeySpan's shareholders and to attract and retain participants who make significant contributions to the success of KeySpan.

The stock option component of the Incentive Plan entitles the participants to purchase shares of Common Stock at an exercise price per share determined by the Committee that is no less than the closing price of the Common Stock on the New York Stock Exchange on the date of the grant.

On January 20, 2000, based upon the performance of the Chief Executive Officer, the Committee approved grants to Mr. Catell of 43,800 and 525,000 non-qualified stock options with one-year vesting and three-year pro rata vesting respectively, to purchase shares of KeySpan's Common Stock at an exercise price of $22.50.

Beginning in 2001, in order to further align the interests of the shareholders to the option award process, a performance goal feature has been added to the stock option vesting schedule which directly links total shareholder return ("TSR") for KeySpan Common Stock to the options granted. The TSR goal measures the total return to shareholders of KeySpan Common Stock including price appreciation and dividends. KeySpan's performance will be measured against the S&P Utility Group over a three-year performance period, with KeySpan's goal to be in the top third of those comprising the group. Options will be granted with a five-year pro rata vesting schedule, rather than the traditional three-year pro rata vesting schedule. If, at the end of the three-year performance period, KeySpan's TSR is within the top third of companies that comprise the S&P Utility Group, then those options that are not yet vested will vest at the end of the third year. If the TSR goal is not achieved, options will continue to vest on the five-year schedule.

On February 13, 2001, based upon the performance of the Chief Executive Officer, the Committee approved a grant to Mr. Catell of 267,000 non-qualified stock options to purchase KeySpan's Common Stock at an exercise price of $39.50 (vesting on a pro rata basis over a five-year period or fully upon retirement, whichever occurs first).

In determining award size, the Committee considers both the performance level of the Chief Executive Officer and the overall total compensation provided by base salary, annual awards and long-term compensation for comparable executive positions in shareholder-owned energy and natural gas companies nationwide.

During 2001, an aggregate of 1,558,000 non-qualified stock options and 20,000 shares of restricted common stock were granted to all officers as a group. The grants of non-qualified stock options and restricted common stock were made to executives generally determined on the basis of the executive's performance and position within KeySpan and the level of such executive's compensation to focus such executives on the long-term interests of shareholders.

The Committee believes that stock options are directly linked to KeySpan's performance and shareholder value. As the value of KeySpan's Common Stock is generally considered the strongest indicator of overall corporate performance, stock option awards allow executives to benefit by appreciation in stock price at no direct cost to KeySpan and provide a strong incentive to participants by linking compensation to the future value of KeySpan's Common Stock.

Policy with Respect to Section 162(m) Deduction Limit

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct compensation in excess of $1,000,000 paid in any year to the Chief Executive Officer or any of the Named Executive Officers whose compensation must be detailed in the Proxy Statement. Certain benefit plans and compensation paid under plans that are performance-based is not subject to the $1,000,000 annual limit if certain requirements are satisfied. Although the Company's compensation policy is generally designed to relate compensation to performance, certain payments do not meet such requirement because they allow the Committee and the Board to exercise discretion in setting compensation. The Committee is of the opinion that it is in the Company's best interest for the Committee and the Board to retain discretion in order to preserve flexibility in compensating such executive officers, especially in light of an increasingly competitive marketplace.

Conclusion

The Committee believes that KeySpan's executive compensation policies and programs serve both the interests of KeySpan and its shareholders effectively. The various compensation programs are appropriately balanced to provide the motivation for executives to contribute to KeySpan's overall success and enhance the value of KeySpan for the shareholders' benefit.

The Committee will continue to monitor the effectiveness of KeySpan's total compensation program to meet the current and the future needs of KeySpan.


                                    Compensation and Nominating Committee

                                         Edward D. Miller, Chairman
                                         Donald H. Elliott
                                         James R. Jones
                                         James L. Larocca
                                         Stephen W. McKessy
                                         James Q. Riordan

STOCK OPTION GRANTS

The following table provides information on stock option grants during 2000 for the Named Executive Officers and the grant date present value of such officers' unexercised options at December 31, 2000:

---------------------------------------------------------------------------------------
                                   Percent of
                                     Total                                   Grant Date
                    Number of      Number of      Option                      Present
                   Securities        Shares     Exercise                     Value of
                   Underlying       Granted to    Price       Expiration    Options/1/
     Name        Options Granted   Employees    ($/Share)        Date           ($)
---------------------------------------------------------------------------------------
R.B. Catell             43,800/2/         1.50       22.50  Jan. 19, 2010       105,120
---------------------------------------------------------------------------------------
                       525,000/3/        17.75       22.50  Jan. 19, 2010     1,260,000
                    -------------------------------------------------------------------
C.G. Matthews            9,400/2/          .32       22.50  Jan. 19, 2010        22,560
---------------------------------------------------------------------------------------
                       225,000/3/         7.61       22.50  Jan. 19, 2010       540,000
                    -------------------------------------------------------------------
G. Luterman              6,800/2/          .23       22.50  Jan. 19, 2010        16,320
---------------------------------------------------------------------------------------
                       125,000/3/         4.23       22.50  Jan. 19, 2010       300,000
                    -------------------------------------------------------------------
A. Nozzolillo            3,300/2/          .11       22.50  Jan. 19, 2010         7,920
---------------------------------------------------------------------------------------
                       125,000/3/         4.23       22.50  Jan. 19, 2010       300,000
                    -------------------------------------------------------------------
L.F. Puleo               3,300/2/          .11       22.50  Jan. 19, 2010         7,920
                    -------------------------------------------------------------------
                       125,000/3/         4.23       22.50  Jan. 19, 2010       300,000
---------------------------------------------------------------------------------------

(1) Options have been valued using the Black-Scholes option pricing model adapted to reflect the specific provisions of the Company's Incentive Plan and related assumptions regarding exercisability. The values shown are theoretical and do not necessarily reflect the actual values that may be realized upon the future exercise of the options. Any actual value will result to the extent that the market value of the Common Stock at a future date exceeds the exercise price. Assumptions for modeling are based on the dividend yield, risk-free rate of return, standard deviation of prices over a relevant period as of the grant date and the expected lives of the options.
(2) Options vested on January 20, 2001.
(3) Options vest ratably over a three-year period with the first one-third vesting on January 20, 2001.

The following table provides information on aggregated option exercises in 2000 and fiscal year end option values for the Named Executive Officers:

-----------------------------------------------------------------------------------------------------------------------------------
                  Shares                          Number of Securities Underlying                Value of In-The-Money
                 Acquired                     Unexercised Options at Fiscal Year End           Options at Fiscal Year End
                    on          Value      ----------------------------------------------------------------------------------------
    Name         Exercise      Realized      Exercisable  Unexercisable    Total     Exercisable     Unexercisable       Total
-----------------------------------------------------------------------------------------------------------------------------------
R.B. Catell       194,999     $2,458,222         571,000      778,801   1,349,801     $7,286,125       $14,504,498      $21,790,623
-----------------------------------------------------------------------------------------------------------------------------------
C.G. Matthews     183,000     $2,186,599         236,666      336,734     573,400     $2,985,553       $ 6,217,210      $ 9,202,763
-----------------------------------------------------------------------------------------------------------------------------------
G. Luterman        33,333     $  398,352               0      198,467     198,467     $        0       $ 3,640,363      $ 3,640,363
-----------------------------------------------------------------------------------------------------------------------------------
A. Nozzolillo      26,333     $  351,234          84,000      163,967     247,967     $1,228,500       $ 3,092,217      $ 4,320,717
-----------------------------------------------------------------------------------------------------------------------------------
L.F. Puleo        152,333     $1,857,763               0      163,967     163,967     $        0       $ 3,092,217      $ 3,092,217
-----------------------------------------------------------------------------------------------------------------------------------

Security Ownership of Management

The following table sets forth information as of March 1, 2001, with respect to the number of shares of Common Stock beneficially owned and Common Stock equivalents credited to each director, each Named Executive Officer and all directors and executive officers as a group. Unless otherwise indicated, each person shown below has the sole power to vote and the sole power to dispose of the shares of Common Stock listed as beneficially owned. The percentage of shares held by any one person, or all directors and executives as a group, does not exceed 1% of all outstanding shares of KeySpan's Common Stock.

-----------------------------------------------------------------------------------------
                           Total of Common
         Name of          Stock Beneficially        Common Stock          Common Stock
    Beneficial Owner      Owned & Equivalents   Beneficially Owned/(1)/  Equivalents/(2)/
-----------------------------------------------------------------------------------------
L.H. Affinito                            6,282                    1,000             5,282
-----------------------------------------------------------------------------------------
R.B. Catell                            948,060                  947,732               328
-----------------------------------------------------------------------------------------
A.S. Christensen                        13,239                    3,487             9,752
-----------------------------------------------------------------------------------------
H.R. Curd                               26,938                   20,000             6,938
-----------------------------------------------------------------------------------------
R.N. Daniel                              5,365                    1,000             4,365
-----------------------------------------------------------------------------------------
D.H. Elliott                            20,444                    1,166            19,278
-----------------------------------------------------------------------------------------
A.H. Fishman                            14,302                    3,201            11,101
-----------------------------------------------------------------------------------------
V.L. Fuller                              5,875                      333             5,542
-----------------------------------------------------------------------------------------
J.A. Ives                               60,193                   59,937               256
-----------------------------------------------------------------------------------------
J.R. Jones                               5,495                    1,275             4,220
-----------------------------------------------------------------------------------------
J.L. Larocca                            10,057                    4,137             5,920
-----------------------------------------------------------------------------------------
C.G. Matthews                          395,465                  395,137               328
-----------------------------------------------------------------------------------------
S.W. McKessy                             9,692                    1,443             8,249
-----------------------------------------------------------------------------------------
E.D. Miller                             20,277                    8,197            12,080
-----------------------------------------------------------------------------------------
J.Q. Riordan                            39,186                   21,500            17,686
-----------------------------------------------------------------------------------------
G. Luterman                             50,767                   50,767                 0
-----------------------------------------------------------------------------------------
A. Nozzolillo                          152,229                  152,229                 0
-----------------------------------------------------------------------------------------
L.F. Puleo                              66,116                   66,087                29
-----------------------------------------------------------------------------------------
All directors and
executives as a group,
including those named                3,435,934                3,324,213           111,721
above, a total of 56
persons.
-----------------------------------------------------------------------------------------

(1) Includes shares issuable pursuant to options that are either currently exercisable or exercisable within 60 days of the date of this Proxy Statement as follows: Mr. Catell - 883,133 shares; Mr. Matthews - 366,066 shares; Mr. Luterman - 48,466 shares; Mr. Nozzolillo - 143,966 shares; and Ms. Puleo - 56,666 shares.
(2) The term "Common Stock equivalents" refers to units of value which track the performance of Common Stock. Such units do not possess voting rights and have been issued pursuant to the Directors' Deferred Compensation Plan or the Company's supplemental employee stock savings plan.

Security Ownership of Certain Beneficial Owners

As of December 31, 2000, there were no beneficial owners of more than 5% of the Company's Common Stock.


PERFORMANCE GRAPH

The following graph presents, for the period beginning May 28, 1998 through December 31, 2000, a comparison of cumulative total shareholder returns for KeySpan, the Standard & Poor's Utilities Index and the Standard & Poor's 500 Index.



                           [PERFORMANCE GRAPH HERE]



                       May 28, 1998  December 31, 1998  December 31, 1999  December 31, 2000
                       ------------  -----------------  -----------------  -----------------
KeySpan                     $100.00            $ 93.99            $ 74.96            $143.92
S&P Utilities Index         $100.00            $108.57            $ 99.66            $158.99
S&P 500 Index               $100.00            $113.65            $137.87            $125.33

Assumes $100 invested on May 28, 1998 in shares of KeySpan Common Stock, the S&P Utilities Index and the S&P 500 Index, and that all dividends were reinvested.

COMPENSATION UNDER RETIREMENT PLANS

The Company's Retirement Plan provides retirement benefits based upon the individual participant's years of service and final average annual compensation (as defined below). The following table sets forth the estimated annual retirement benefits (exclusive of Social Security payments) payable to participants in the specified compensation and years-of-service categories, assuming continued active service until normal retirement age and that the Company's Retirement Plan is in effect at such time.


                                       Years of Service
                 -----------------------------------------------------------
Remuneration         20        25        30        35        40        45
------------     ---------  --------  --------  --------  --------  --------
$200,000......    $ 60,000  $ 75,000  $ 90,000  $105,000  $120,000  $135,000

$250,000......    $ 75,000  $ 93,750  $112,500  $131,250  $150,000  $168,750

$300,000......    $ 90,000  $112,500  $135,000  $157,500  $180,000  $202,500

$350,000......    $105,000  $131,250  $157,500  $183,750  $210,000  $236,250

$400,000......    $120,000  $150,000  $180,000  $210,000  $240,000  $270,000

$450,000......    $135,000  $168,750  $202,500  $236,250  $270,000  $303,750

$500,000......    $150,000  $187,500  $225,000  $262,500  $300,000  $337,500

$550,000......    $165,000  $206,250  $247,500  $288,750  $330,000  $371,250

$600,000......    $180,000  $225,000  $270,000  $315,000  $360,000  $405,000

$650,000......    $195,000  $243,750  $292,500  $341,250  $390,000  $438,750

$700,000......    $210,000  $262,500  $315,000  $367,500  $420,000  $472,500

$750,000......    $225,000  $281,000  $337,500  $393,750  $450,000  $506,250

$800,000......    $240,000  $299,500  $360,000  $420,000  $480,000  $540,000

$850,000......    $255,000  $318,000  $382,500  $446,250  $510,000  $573,750

$900,000......    $270,000  $336,500  $405,000  $472,500  $540,000  $607,500

$950,000......    $285,000  $355,000  $427,500  $498,750  $570,000  $641,250
--------------

For purposes of the Retirement Plan, the final average annual compensation is the average annual compensation for the highest five consecutive years of earnings during the last ten years of credited service. The annual salary and bonus for the current year for the Named Executive Officers is indicated in the Annual Compensation columns of the Summary Compensation Table.

The number of years of credited service for the Chief Executive Officer and each of the Named Executive Officers currently employed by the Company, other than Mr. Nozzolillo, based on continued service to age 65, normal retirement age, will be as follows: R.B. Catell - 44 years, C.G. Matthews - 43 years, G. Luterman - 9 years and L.F. Puleo - 44 years.

Former LILCO employees, including Mr. Nozzolillo, participate in a separate retirement plan assumed by the Company in connection with the transaction involving LILCO. Under this plan, which is currently noncontributory and provides fixed-dollar pension benefits, a participant will vest upon completion of five years of service. The plan uses a career average pay formula which provides a credit for each year of participation. For service before January 1, 1992, pension benefits are determined based on the greater of the accrued benefit as of December 31, 1991, or by multiplying a moving five-year average of plan compensation, not to exceed the January 1, 1992 salary, by a certain percentage determined by years of participation in the retirement plan at December 31, 1991. For service after January 1, 1992, pension benefits are equal to 2% of "plan compensation" through age 49 and 2 1/2% thereafter. "Plan compensation" is defined in this plan as the base rate of pay plus annual incentive compensation payments in effect on January 1 of each year and may differ for Mr. Nozzolillo from the amounts reported under the heading "Salary" in the Summary Compensation Table. Any difference is primarily attributable to the timing of annual salary increases for Mr. Nozzolillo which impacts the amount paid to him and reported for a given year.

Assuming continuation of employment to September 1, 2013, his normal retirement date and 41 years 2 months of credited service, the projected annual retirement benefit payable to Mr. Nozzolillo on a straight-life annuity basis pursuant to this plan at the appropriate rate of "plan compensation" would be $157,496.

The Code limits the annual compensation taken into consideration for and the maximum annual retirement benefits payable to a participant under each of the Company's retirement plans. For 2000, these limits were $170,000 and $135,000, respectively. Annual retirement benefits attributable to amounts in excess of these limits are provided under the Excess Benefit Plan (the "Benefit Plan") and not under the Company's retirement plans.


AGREEMENTS WITH EXECUTIVES

Employment Agreements

In September 1998, KeySpan entered into an employment agreement with Mr. Robert
B. Catell relating to his services as Chairman and Chief Executive Officer which was amended February 24, 2000. The agreement covers the period beginning July 31, 1998 and ending July 31, 2003. In addition to base salary, annual and long-term incentive compensation and other employee benefits, Mr. Catell's employment agreement provides for severance benefits to be paid to him in the event his employment is terminated by KeySpan without cause or if Mr. Catell terminates his employment for good reason. The severance benefits to be provided during the severance period would include: (a) payment to Mr. Catell in a single lump sum of (i) all accrued obligations and (ii) the aggregate amount of salary and annual incentive compensation that he would have received had he remained employed through the end of the employment period; (b) continued accrual of Supplemental Executive Retirement Plan benefits (as provided in the agreement) during the severance period; and (c) continuation of all other employment benefits, as if he had remained employed by KeySpan during the severance period. If Mr. Catell voluntarily terminates his employment, other than for good reason, the Company shall pay the accrued obligations to Mr. Catell and he shall be entitled to supplemental retirement benefits. If Mr. Catell's employment is terminated following a "change of control" of KeySpan (as defined in the agreement), the severance period is defined to mean the period from the date of termination through the end of the employment period, or, if longer, the third anniversary of the date of termination.

KeySpan also is party to an employment agreement entered into on September 1, 1999 with Mr. Craig G. Matthews relating to his services as President and Chief Operating Officer. The agreement covers the period beginning September 1, 1999 and ending August 31, 2003. This agreement was amended, effective March 2, 2001, to reflect Mr. Matthews' promotion to Vice Chairman and Chief Operating Officer with the terms of the amended agreement ending on March 2, 2003 or, at the option of Mr. Matthews, on August 31, 2003. In addition to base salary, annual and long-term incentive compensation and other employee benefits, Mr. Matthews employment agreement provides for severance benefits to be paid to him in the event his employment is terminated by KeySpan without cause or if Mr. Matthews terminates his employment for good reason. The severance benefits to be provided during the severance period would include: (a) payment to Mr. Matthews in a single lump sum of (i) all accrued obligations and (ii) the aggregate amount of salary and annual target incentive compensation that he would have received had he remained employed through the end of the employment period; (b) continued accrual of benefits under the Benefit Plan during the severance period; and (c) continuation of all other employment benefits, as if he had remained employed by KeySpan during the severance period. If Mr. Matthews voluntarily terminates his employment, other than for good reason, the Company shall pay the accrued obligations to Mr. Matthews and he shall be entitled to supplemental retirement benefits provided by the Benefit Plan. If Mr. Matthews employment is terminated following a "change of control" of KeySpan (as defined in the agreement), he is eligible to receive the severance benefits provided under his agreement or the Senior Executive Change of Control Severance Plan (the "Change of Control Plan"), whichever is greater.

KeySpan also is party to an employment agreement entered into on July 29, 1999 with Mr. Gerald Luterman relating to his services as Senior Vice President and Chief Financial Officer. The agreement covers the period beginning July 29,

1999 and ending July 31, 2002. In addition to base salary, annual and long-term incentive compensation and other employee benefits, Mr. Luterman's employment agreement provides for severance benefits to be paid to him in the event his employment is terminated by KeySpan without cause or if Mr. Luterman terminates his employment for good reason. The severance benefits to be provided during the severance period would include: (a) payment to Mr. Luterman in a single lump sum of (i) all accrued obligations and (ii) the aggregate amount of salary and annual target incentive compensation that he would have received had he remained employed through the end of the employment period; (b) continued accrual and vesting of benefits under the Benefit Plan during the severance period; and (c) continuation of all other employment benefits, as if he had remained employed by KeySpan during the severance period. If Mr. Luterman voluntarily terminates his employment, other than for good reason, the Company shall pay the accrued obligations to Mr. Luterman and he shall be entitled to supplemental retirement benefits provided by the Benefit Plan. If Mr. Luterman's employment is terminated following a "change of control" of KeySpan (as defined in the agreement), he is eligible to receive the severance benefits provided under his agreement as an offset, and not in addition to, any severance payments from the Change of Control Plan.

Senior Executive Change of Control Severance Plan

In February 2000, the Board of Directors approved an amendment to the Change of Control Plan initially adopted in October 1998. With the exception of Mr. Catell, 39 officers of the Company and certain subsidiaries are participants in the Change of Control Plan. The Change of Control Plan, as amended, provides for the payment of severance and other benefits upon certain qualifying terminations of such executives within two (2) years of a "change of control" of the Company (as defined in the Change of Control Plan). The protection period under the Change of Control Plan commences upon the date that KeySpan enters into a definitive agreement, the transaction contemplated by which will, when consummated, constitute a change of control under the Change of Control Plan and will continue for a period of two years after the effective date of the actual change of control. The benefits payable under the Change of Control Plan generally provide for (i) the payment of the sum of the executive's base salary, incentive compensation and compensation previously deferred by the executive, all through the date of termination; (ii) the payment of an amount equal to three times an executive's base salary and incentive compensation for the Chief Operating Officer, President, Executive Vice Presidents and certain Senior Vice Presidents of KeySpan and certain subsidiaries and two times an executive's base salary and incentive compensation for other officers; (iii) the payment of amounts under retirement plans; and (iv) the continuation of certain other benefits for a period of two to three years depending on the executive's position with the Company. The Change of Control Plan expires October 30, 2003, unless extended for an additional period by the Board of Directors; provided that, following a change of control, the Change of Control Plan shall continue until after all the executives who become entitled to any payments thereunder shall have received such payments in full.


PROPOSAL 2.  RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC
             ACCOUNTANTS

In accordance with the recommendations of its Audit Committee, the Board of Directors recommends that the shareholders ratify the appointment of the firm of Arthur Andersen LLP ("Arthur Andersen"), independent public accountants, to audit the books, records and accounts of KeySpan and its subsidiaries for the year ending December 31, 2001.

During the past two fiscal years, there has been no report on the financial statements of the Company by Arthur Andersen which contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the past two fiscal years, there have been no disagreements with Arthur Andersen or Ernst & Young LLP (independent public accountants for LILCO) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen or Ernst & Young LLP, would have caused either of such firms to make reference to the subject matter of such disagreements in connection with its report.

Arthur Andersen representatives have direct access to the Audit Committee and regularly attend the Committee's meetings. An Arthur Andersen representative will attend the Annual Meeting to answer shareholder questions and will have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

    The Board of Directors unanimously recommends a vote FOR this proposal.


PROPOSAL 3.   EMPLOYEE DISCOUNT STOCK PURCHASE PLAN

In May 1998, the Board of Directors adopted and at the 1999 Annual Meeting, the shareholders approved, the Employee Discount Stock Purchase Plan (the "Stock Plan"). The Stock Plan is designed to encourage ownership of KeySpan Common Stock by eligible employees of KeySpan or its wholly-owned subsidiaries by providing a convenient and systematic method for employee acquisitions of such stock. The shareholders authorized the issuance of up to 750,000 shares of Common Stock, 63,270 shares of which have been issued under the Stock Plan to date. The Company now requests that its shareholders approve certain amendments to the Stock Plan, as described below, which amendments were authorized by the Board of Directors in December 2000.

The Stock Plan, as amended, provides that eligible employees may purchase Common Stock on a quarterly basis using a price determined by using the lower of 85% of the average of the high and low sales price for such shares on either the first business day of the prior quarter or the last business day of the prior quarter on which the shares are traded on the New York Stock Exchange. Although the Board may set this price at a level of 85% of the price, the Board, at this time, has approved a level of 90% of such price. Generally, all of the approximately 13,000 employees of KeySpan and its wholly-owned subsidiaries are eligible to participate in the Stock Plan, except (i) employees who have not been on the payroll for at least three months as of the beginning of a purchase period; (ii) employees who customarily are employed less than three months in any calendar year; (iii) employees who work less than 20 hours per week; (iv) directors who are not also employees of KeySpan; and (v) employees of certain of KeySpan's wholly-owned subsidiaries (or similar entities) which entities have not been approved by KeySpan as eligible to participate in the Stock Plan.

Employees will be able to purchase shares by payroll deductions. In each purchase period, the total payments by an employee to purchase shares cannot exceed 20% of his or her base pay at the beginning of such period. Moreover, the fair market value of shares purchased by an employee under the Stock Plan, during any calendar year cannot exceed $25,000. The annual contribution limit has, therefore, been set at $20,000. In addition, an employee may not purchase shares if the purchase would cause him or her to own 5% or more of the total combined voting power or value of all shares of KeySpan Common Stock.

Employees may also sell any or all of their shares acquired under the Stock Plan at a price based on the weighted average of all shares sold by the Plan Administrator during a given selling period, adjusted to exclude brokerage commissions.

The Board of Directors continues to have the right, without shareholder approval, to suspend, terminate or modify the Stock Plan. In the event shareholders do not vote to approve the Stock Plan as amended, the Stock Plan will not be qualified under current Code regulations, and employees will be taxed on the difference between the market price of the Common Stock and the discounted purchase price.

The proceeds received by KeySpan from purchases under the Stock Plan will be used for general corporate purposes or for the purchase of shares on the open market on behalf of a participant.

On March 14, 2001, the closing price of KeySpan's Common Stock as reported on the NYSE listing of composite transactions was $36.61 per share.

The following resolution will be proposed for approval by holders of KeySpan's Common Stock:

     RESOLVED, that the Employee Discount Stock Purchase Plan, as amended and the issuance of shares thereunder is hereby approved, ratified and confirmed.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

    The Board of Directors unanimously recommends a vote FOR this proposal.


PROPOSAL 4.    LONG-TERM PERFORMANCE INCENTIVE COMPENSATION PLAN

THE COMPANY'S LONG-TERM PERFORMANCE INCENTIVE COMPENSATION PLAN

Terms of the Plan

In March 1999, the Board of Directors of KeySpan adopted the KeySpan Long-Term Performance Incentive Compensation Plan (the "Incentive Plan"), which became effective upon receipt of shareholder approval on May 20, 1999. The Company is seeking shareholder approval for an amendment to the Incentive Plan pursuant to which the authorized amount of shares issuable under the Incentive Plan has been increased by 8,750,000 shares to a total of 19,250,000.

The Incentive Plan is intended to promote the interests of KeySpan and its shareholders by attracting and retaining key employees, directors and consultants of KeySpan and its subsidiaries, motivating such persons by means of performance-related incentives to achieve long-range performance goals, and enabling such persons to participate in the long-term growth and financial success of KeySpan. In order to further align the interest of the shareholder to the option award process, a performance goal has been added to the officer's stock option vesting schedule which directly links total shareholder return ("TSR") for KeySpan Common Stock to the options granted under the Incentive Plan. The TSR goal measures the total return to shareholders of KeySpan Common Stock including price appreciation and dividends. KeySpan's performance will be measured against the S&P Utility Group over a three-year performance period, with KeySpan's goal to be in the top third of those comprising the group.

The Incentive Plan is administered by the Compensation and Nominating Committee, which consists solely of directors who are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act and "outside directors" as defined in Section 162(m) of the Code.

The Incentive Plan provides for the granting of four types of awards on a stand alone, combination or tandem basis, specifically, stock options, incentive stock options, restricted shares and performance stock awards. The Incentive Plan, as amended, provides that the total number of shares of Common Stock with respect to which awards may be granted under the Incentive Plan may not exceed 19,250,000 shares, and that the total number of shares of Common Stock with respect to which stock options (including incentive stock options) and performance stock awards may be granted in any one year to any individual participant may not exceed 750,000 shares (subject, in each case, to adjustment in the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, or other such change). As of the date hereof, approximately 1,290 persons are eligible to participate in the Incentive Plan. No payments or contributions are required to be made by the persons who participate in the Incentive Plan other than the payment of any purchase price upon the exercise of a stock option and any payment required by the Committee with respect to an award of restricted shares.

A stock option award grants the recipient the right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, and subject to such other terms and conditions, all as the Committee may determine; provided that the exercise price of any stock option shall not be less than 100% of the fair market value of the Common Stock on the date of grant of the award. An incentive stock option award granted pursuant to the Incentive

Plan is an award in the form of a stock option which complies with the requirements of Section 422 of the Code or any successor section as it may be amended from time to time. All other stock option awards granted under the Incentive Plan are nonqualified stock options. The exercise price of all stock option awards under the Incentive Plan is payable, as determined by the Compensation and Nominating Committee, in cash, in shares of already owned Common Stock of KeySpan, in any combination of cash and shares, or by any other method deemed appropriate by the Compensation and Nominating Committee. Each option grant may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable.

A grant of restricted shares pursuant to the Incentive Plan is a transfer of shares of Common Stock, for such consideration and subject to such restrictions, if any, on transfer or other incidents of ownership, for such periods of time as the Compensation and Nominating Committee may determine. The certificates representing the restricted shares shall be held by KeySpan as escrow agent until the end of the applicable period of restriction, during which the shares may not be sold, assigned, transferred, pledged, exchanged, encumbered or disposed of. However, during the period of restriction, the recipient of restricted shares will be entitled to vote the restricted shares and to retain cash dividends paid thereon.

A performance stock award is a right granted to a participant to receive restricted shares that are not issued to the participant until after the satisfaction of the performance goals during a performance period. A performance stock award is earned by the participant over a time period determined by the Compensation and Nominating Committee on the basis of performance goals established by the Compensation and Nominating Committee at the time of grant. Performance goals established by the Compensation and Nominating Committee may be based on one or more of the following criteria: earnings or earnings growth; earnings per share; return on equity, assets, capital employed or investment; revenues or revenue growth; gross profit; gross margin; operating profit; operating margin; operating cash flow; stock price appreciation and total shareholder return. If the performance goals set by the Compensation and Nominating Committee are not met, no restricted shares may be issued pursuant to the performance stock award.

In the event of a change of control of KeySpan, the following shall occur with respect to any and all awards outstanding: (i) automatic lapse of all restrictions and acceleration of any time periods relating to the exercise or vesting of stock options and restricted shares so that awards become immediately exercisable or vested; and automatic satisfaction of performance goals on a pro rata or other basis set forth in the award agreement with respect to the number of restricted shares issuable pursuant to a performance stock award so that such pro rata or other portion of such restricted shares becomes immediately vested and (ii) all awards become non-cancelable.

Except as otherwise provided in the Incentive Plan, the Board may at any time terminate, and, from time to time, amend or modify the Incentive Plan. Any such action of the Board may be taken without the approval of KeySpan's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation. Furthermore, no amendment, modification, or termination of the Incentive Plan shall adversely affect any awards already granted to a participant without his or her consent. No amendment or modification of the Incentive Plan may change any performance goal, or increase the benefits payable for the achievement of a performance goal, once established for a performance stock award.

Grants under the Plan

In February 2001, the Committee approved the following grants of stock options under the Plan to Named Executive Officers:


           ----------------------------------------------------------
                                             Number    Exercise Price
                        Name               of Options    Per Share
           ----------------------------------------------------------
           Robert B. Catell                   267,000        $39.50
           ----------------------------------------------------------
           Craig G. Matthews                  124,000        $39.50
           ----------------------------------------------------------
           Gerald Luterman                     60,000        $39.50
           ----------------------------------------------------------
           Anthony Nozzolillo                  60,000        $39.50
           ----------------------------------------------------------
           Lenore F. Puleo                     60,000        $39.50
           ----------------------------------------------------------
           Executive Group                  1,558,000        $39.50
           ----------------------------------------------------------
           Non-Executive Director Group        56,100        $39.50
           ----------------------------------------------------------
           Non-Executive Employee Group       640,750        $39.50
           ----------------------------------------------------------

The benefits accruing pursuant to the above awards are not presently determinable. In addition, Mr. Matthews received 20,000 shares of restricted stock in February 2001. The most recent grant of options under the Incentive Plan has been extended deeper into the organization with approximately 1,290 employees participating in the Incentive Plan. As of February 13, 2001, a total of 9,361,250 options and 42,698 restricted stock grants have been awarded under the Incentive Plan.

Federal Income Tax Consequences of Grants under the Plan

The following discussion generally summarizes the federal income tax consequences to participants who may receive grants of awards under the Incentive Plan.

Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a stock option under the Incentive Plan. Upon the exercise of an option, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the excess of the fair market value of a share of KeySpan's Common Stock on the date of such exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant's exercise of the option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

The Company generally is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of an option.

Incentive Stock Options. No taxable income generally is realized by the participant for Federal income tax purposes upon the grant or exercise of an incentive stock option. If shares of KeySpan's Common Stock are issued to a participant pursuant to the exercise of an incentive stock option granted under the Incentive Plan, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to a participant, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed KeySpan for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If shares of KeySpan's Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in the amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) KeySpan will be entitled to deduct such amount (subject to the provisions of Section 162(m) of the Code). Any further gain or loss realized will be taxed as capital gain or loss, which will be long-term or short-term depending on whether the shares were held for more than one year, and will not result in any deduction by KeySpan.

If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option is treated as a non qualified stock option.

Restricted Shares; Performance Stock Awards. Awards of restricted shares generally will not result in taxable income to the employee for Federal income tax purposes at the time of grant. A recipient of restricted shares generally will receive compensation subject to tax at ordinary income rates on the excess, if any, of the fair market value of KeySpan's Common Stock at the time the restricted shares are no longer subject to forfeiture over the amount, if any, paid for the shares. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the amount of any such excess determined as if such shares were unrestricted and could be sold immediately.
If the restricted shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the amount included in taxable income as a result of the election. Upon sale of the restricted shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires and the tax basis will be equal to the fair market value of the restricted shares on the date the restriction period expires. However, if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the restricted shares on the date of the grant as if such shares were then unrestricted and could be sold immediately.

The award of a performance stock award generally will not result in taxable income to the employee for federal income tax purposes at the time of grant. A recipient of a performance stock award generally will be subject to tax at the same time and in the same manner as applicable to recipients of restricted shares as described above.

The Company is generally entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant in the same amount as the participant is considered to have realized compensation with respect to restricted shares or a performance stock award.

Limits on Deductions. Under Section 162(m) of the Code, the deduction allowable to the Company in a taxable year for compensation paid to the Chief Executive Officer and the Named Executive Officers of KeySpan (including its subsidiaries) is limited to $1,000,000 per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of KeySpan to claim a deduction for compensation paid to any other person is not affected by this provision.

The Company has structured the Incentive Plan so that any compensation for which KeySpan may claim a deduction in connection with the exercise of nonqualified stock options, the disposition by an optionee of shares acquired upon the exercise of incentive stock options and the lapse of restrictions on restricted shares received pursuant to performance stock awards is intended to be performance-based within the meaning of Section 162(m) of the Code. All other awards under the Incentive Plan are not performance-based, and therefore any deduction KeySpan may claim with respect to such awards made to the persons listed above will be subject to the limitations on deductibility in Section 162(m) of the Code.

Information contained herein relating to the Incentive Plan is qualified in its entirety by reference to the amended plan, which is attached to this Proxy Statement as Appendix A.

The following resolution will be proposed for approval by holders of KeySpan's Common Stock:

     RESOLVED, that the KeySpan Long-Term Performance Incentive Compensation Plan is hereby amended to increase the amount of shares issuable under the Incentive Plan from a total of 10,500,000 shares to a total of 19,250,000 shares.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

     The Board of Directors unanimously recommends a vote FOR this proposal.


OTHER INFORMATION

Report of the Audit Committee

The Audit Committee of the Board of Directors of KeySpan is composed of seven independent, non-employee directors and operates under a written charter, adopted by the Board of Directors. The charter is attached as Appendix B.

We have reviewed and discussed with management the Corporation's audited financial statements as of, and for, the year ended December 31, 2000.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied themselves as to the auditors' independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

Fees payable to Arthur Andersen LLP for the 2000 fiscal year for the audit of the financial statements were $1,150,000. Fees for other services were $960,000.

                                    Audit Committee

                                         Alan H. Fishman, Chairman
                                         Lilyan H. Affinito
                                         Howard R. Curd
                                         Richard N. Daniel
                                         Vicki L. Fuller
                                         Stephen W. McKessy
                                         James Q. Riordan


Directors and Officers Liability Insurance and Indemnity

KeySpan currently has in place director and officer ("D&O") liability insurance for the purpose of reimbursing the Company when it has indemnified its directors and officers. D&O liability insurance also provides direct payment to KeySpan's directors and officers under certain circumstances when KeySpan has not previously provided indemnification. KeySpan also has liability insurance which provides fiduciary coverage for KeySpan, its directors, officers and employees for any alleged breach of fiduciary duty under the Employee Retirement Income Security Act. The D&O and fiduciary liability insurances were purchased from Associated Electric & Gas Insurance Services for a one-year period commencing May 28, 2000 at a total cost of $576,099. The Company will renew the D&O liability and fiduciary insurances for a one-year period commencing May 28, 2001 at an equivalent cost.

Shareholder Rights Plan

On March 30, 1999, the Board of Directors entered into a Rights Agreement pursuant to which one preferred stock purchase right (a "Right") per share of Common Stock will be distributed as a dividend to shareholders of record on the close of business on April 14, 1999. Each Right, when exercisable, will entitle the holder thereof to purchase one one-hundredth of a share of Series D Preferred Stock at a price of $95.00 per share. The Rights will be exercisable only if a person or a group acquires 20% or more of the outstanding shares of Common Stock or announces a tender offer following which it would hold 20% or more of such outstanding Common Stock. The Rights entitle the holders, other than the acquiring person, to purchase Common Stock having a market value of two times the exercise price of the Right. If, following the acquisition by a person or group of 20% or more of KeySpan's outstanding shares of Common Stock, KeySpan were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. Subject to the terms of the Rights Agreement, KeySpan may redeem the Rights at $.01 per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Rights expire in ten years.

The foregoing description of the Rights Agreement and of the Rights is qualified in its entirety by the terms of the Rights Agreement, dated March 30, 1999, by and between KeySpan and the Rights Agent, a copy of which has been filed as an exhibit to KeySpan's Current Report on Form 8-K dated March 30, 1999.

Legal Services

During a portion of 2000, James L. Larocca, a nominee for director, had been of counsel to the law firm of Cullen and Dykman. During 2000, this firm represented KeySpan in a variety of general and specific matters. Total fees paid to this firm during 2000 were approximately $4,784,000.

Involvement in Certain Proceedings

In May 2000, ContiFinancial Corporation ("ContiFinancial") filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code. At the time of such filing, Alan H. Fishman was serving as President and Chief Executive Officer of ContiFinancial. Mr. Fishman joined ContiFinancial in July 1999 and resigned in March 2001.

Deadline For Shareholder Proposals

Shareholder proposals for the 2002 Annual Meeting must be received by the Secretary at KeySpan's principal executive office at One MetroTech Center, Brooklyn, New York 11201-3850, Attention: Secretary, not less than 120 calendar days prior to the anniversary date of the release of the Company's Proxy Statement to shareholders in connection with the 2001 Annual Meeting, to be considered by the Company for possible inclusion in the proxy materials for the 2002 Annual Meeting.

In addition, all shareholder proposals for the 2002 Annual Meeting must be submitted to the Company in accordance with Section 2.7 of the Company's By-Laws not less than 60 nor more than 90 calendar days in advance of the anniversary date of the 2001 Annual Meeting.

Additional Information

KeySpan's Annual Report for the period ended December 31, 2000 is being mailed to shareholders on or about the date of this Proxy Statement. KeySpan files an Annual Report on Form 10-K with the Securities and Exchange Commission

(the "SEC") which includes additional information concerning KeySpan and its operations. The Company's Annual Report or Annual Report on Form 10-K, except for exhibits, will be furnished at no cost to shareholders upon written request to: Secretary, KeySpan Corporation, One MetroTech Center, Brooklyn, New York 11201-3850.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires KeySpan's directors, executive officers and persons who own more than ten percent (10%) of a registered class of KeySpan's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of KeySpan. Executive officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish KeySpan with copies of all Section 16(a) forms which they file.

To KeySpan's knowledge, based solely on review of information furnished to KeySpan, reports filed through KeySpan and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent (10%) beneficial owners were complied with during the twelve-month period ended December 31, 2000.

Method and Cost of Solicitation of Proxies

KeySpan will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, by telephone or through the Internet by KeySpan directors, officers, employees and agents for no additional compensation. In addition, KeySpan will reimburse brokers, bank nominees and other institutional holders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the Company's Common Stock.

Disclosure of "Broker Non-Votes" And Abstentions

SEC rules provide that specifically designated blank spaces are provided on the proxy card for shareholders to mark if they wish either to withhold authority to vote for one or more nominees for director or to abstain on one or more of the proposals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals. With respect to the proposal relating to selection of auditors, approval of an amended Employee Discount Stock Purchase Plan and approval of an amended Long-Term Performance Incentive Compensation Plan, abstentions are not counted in determining the number of votes cast in connection with these proposals, since New York State law requires a majority of only those votes cast "for" or "against" approval, while broker non-votes are treated as shares not entitled to vote, thus giving both abstentions and non-votes no effect. The proposal relating to the Long-Term Performance Incentive Compensation Plan is considered "non-discretionary" and brokers who have received no instructions from their clients do no have the authority to vote on this proposal. All abstentions and broker non-votes are counted towards the establishment of a quorum.

Confidential Voting

KeySpan has adopted a policy to the effect that all proxy (voting instruction) cards, ballots and vote tabulations which identify the particular vote of a shareholder are to be kept secret from KeySpan, its directors, officers and employees. Accordingly, proxy cards are returned in envelopes addressed to the tabulator, EquiServe, which receives and tabulates the proxies and is independent of KeySpan. The final tabulation is inspected by inspectors of election who also are independent of KeySpan, its directors, officers and employees. The identity and vote of any shareholder shall not be disclosed to KeySpan, its directors, officers or employees, nor to any third party except (i) to allow the independent inspectors of election to certify the results of the vote to KeySpan, its directors, officers and employees; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against KeySpan; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the SEC; or (iv) in the event a shareholder has made a written comment on such form of proxy.

Other Matters

As of the date of this Proxy Statement, KeySpan knows of no business that will be presented for consideration at the Annual Meeting of Shareholders other than the proposals discussed above. If any matter is properly brought before the meeting for action by the shareholders, proxies in the form returned to KeySpan will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors



Robert B. Catell
Chairman and Chief Executive Officer

[KEYSPAN LOGO]                                     One MetroTech Center
                                                   Brooklyn, New York 11201-3850





KEYSPAN CORPORATION



APPENDIX A:   LONG-TERM PERFORMANCE INCENTIVE
              COMPENSATION PLAN

KEYSPAN LONG-TERM PERFORMANCE INCENTIVE COMPENSATION PLAN

1.     PURPOSE

KeySpan Corporation (the "Company") adopted this Long-Term Performance Incentive Compensation Plan (the "Plan") on May 20, 1999. The Company, subject to Section 17, seeks to amend the Plan to increase the number of shares which may be granted as currently set forth in Section 5(a) from a total of 10,500,000 to a total of 19,250,000.

     The purposes of the Plan are to promote the interests of the Company and its stockholders by (a) attracting and retaining key employees, directors and consultants of the Company and its Subsidiaries (as defined below); (b) motivating such persons by means of performance-related incentives to achieve long-range performance goals; and (c) enabling such persons to participate in the long-term growth and financial success of the Company.

2.     DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

"Award" means, individually or collectively, a grant under this Plan of Stock Options or Restricted Shares or a Performance Stock Award. The issuance of Restricted Shares pursuant to a Performance Stock Award shall not be a new Award under this Plan.

"Award Agreement" means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Committee.

"Beneficial Owner or Beneficial Ownership" shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

"Board" means the Board of Directors of the Company.

"Business Combination" shall have the meaning specified in Section 12(b)(iii).

"Change of Control" shall have the meaning specified in Section 12(b).

"Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Committee" means the Compensation and Nominating Committee of the Board, or such other committee appointed by the Board, each member of which shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and shall be an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall be composed of at least two (2) such directors.

"Common Stock" means the common stock of the Company.

"Company" means KeySpan Corporation d/b/a KeySpan Energy, a New York corporation.

"Consultant" means any Person who is not a Director or an employee of the Company or a Subsidiary and who provides bona fide services to the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction.

"Director" means a member of the Board of Directors of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary.

"Effective Date" means the effective date of this Plan as defined in Section 17.

"Employee" means a key employee of the Company or a Subsidiary.

"Exchange Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Fair Market Value" means the closing price of the Common Stock as reported on the New York Stock Exchange on the relevant valuation date or, if there were no Common Stock transactions on the valuation date, on the next preceding date on which there were Common Stock transactions.

"Incentive Stock Option" has the meaning specified in Section 6(b).

"Incumbent Board" shall have the meaning specified in Section 12(b)(ii).

"Negative Discretion" means other factors to be applied by the Committee in reducing the number of Restricted Shares to be issued pursuant to a Performance Stock Award if the Performance Goals have been met or exceeded if, in the Committee's sole judgment, such application is appropriate in order to act in the best interest of the Company and its shareholders.

"Outstanding Company Common Stock" shall have the meaning specified in Section 12(b)(i).

"Outstanding Company Voting Securities" shall have the meaning specified in
Section 12(b)(i).

"Participant" means an Employee, Director or Consultant who has been granted an Award under this Plan.

"Performance Goals" means, with respect to any Performance Period, performance goals based on any of the following criteria and established by the Committee prior to the beginning of such Performance Period or performance goals based on any of the following criteria and established by the Committee after the beginning of such Performance Period that meet the requirements to be considered pre-established performance goals under Section 162(m) of the Code: earnings or earnings growth; earnings per share; return on equity, assets, capital employed or investment; revenues or revenue growth; gross profit; gross margin; operating profit; operating margin; operating cash flow; stock price appreciation and total shareholder return. Such Performance Goals may be particular to a Participant or the division, department, branch, line of business, Subsidiary or other unit in which the Participant works, or may be based on the performance of the Company generally.

"Performance Period" means the period of time designated by the Committee applicable to a Performance Stock Award during which the Performance Goals shall be measured.

"Performance Stock Award" shall have the meaning specified in Section 6(d).

"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

"Plan" means this KeySpan Energy Long-Term Performance Incentive Compensation Plan.

"Plan Year" means an annual period coinciding with the Company's fiscal year.

"Reporting Person" means an officer or director of the Company subject to the reporting requirements of Section 16 of the Exchange Act.

"Restricted Shares" shall have the meaning specified in Section  6(c).

"Restriction Period" shall have the meaning specified in Section 6(c).

"Securities Act" means the Securities Act of 1933, as amended. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Stock Option" has the meaning specified in Section 6(a).

"Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

3.     ELIGIBILITY

Any Employee, Director or Consultant selected by the Committee is eligible to receive an Award.

4.     PLAN ADMINISTRATION

(a) This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to participation in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, and such other terms and conditions as the Committee deems appropriate. Except as otherwise required by this Plan, the Committee shall have authority to interpret and construe the provisions of this Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement, which determinations shall be final and binding on all persons.

(b) The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (i) with respect to Reporting Persons, or (ii) in any way which would jeopardize this Plan's qualification under Section 162(m) of the Code or Rule 16b-3 of the Exchange Act.

(c) All determinations and decisions made by the Committee, the Board and any delegate of the Committee pursuant to Section 4(b) shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.     STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

(a) The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market. Subject to adjustment in accordance with the provisions of Section 10, the total number of shares of Common Stock with respect to which Awards may be granted under this Plan may not exceed 19,250,000 shares.

(b) Subject to adjustment in accordance with Section 10, and subject to Section 5(a), the total number of shares of Common Stock with respect to which Stock Options and Performance Stock Awards may be granted in any Plan Year to any Participant shall not exceed 750,000 shares.

(c) For purposes of calculating the total number of shares of Common Stock available for grants of Awards, the grant of an Award of Restricted Shares or a Performance Stock Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award.

(d) Subject to Section 5(b), there shall again be available for Awards under this Plan, all of the following: (i) shares of Common Stock represented by Awards which have been canceled, forfeited, surrendered, terminated or expire unexercised during preceding Plan Years; and (ii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

6.     AWARDS UNDER THIS PLAN

Subject to the provisions of this Plan, the Committee shall have the sole and complete authority to determine the Employees, Directors and Consultants to whom Awards shall be granted and the type, terms and conditions of such Awards (which need not be the same for each Participant). As the Committee may determine, the following types of Awards may be granted under this Plan on a stand alone, combination or tandem basis:

(a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, and subject to such other terms and conditions, all as the Committee may determine; provided that the exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

(b) Incentive Stock Option. An award in the form of a Stock Option to an Employee which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time.

(c) Restricted Shares. A transfer of shares of Common Stock to a Participant, for such consideration and subject to such restrictions, if any, on transfer or other incidents of ownership, for such periods of time (with respect to each Award, a "Restriction Period") as the Committee may determine. The stock certificate or certificates representing Restricted Shares shall be registered in the name of the Participant to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares shall bear a restrictive legend to the effect that ownership of the Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall remain in the custody of the Company and the Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Participant will have the right to vote such Restricted Shares, to receive and retain all dividends and distributions paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares; except that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) any such dividends and distributions paid in shares of Common Stock shall constitute Restricted Shares and be subject to all of the same restrictions during the Restriction Period as the Restricted Shares with respect to which they were paid; (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or his or her interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares on the terms and conditions established by the Committee.

(d) Performance Stock Awards. A right, granted to a Participant, to receive Restricted Shares (as defined in Section 6(c) hereof) that are not to be issued to the Participant until after the satisfaction of the Performance Goals during a Performance Period.

7.     PERFORMANCE STOCK AWARDS

(a) Administration. Performance Stock Awards may be granted to Participants either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Participants to whom Performance Stock Awards shall be awarded for any Performance Period, the duration of the applicable Performance Period, the number of Restricted Shares to be awarded at the end of a Performance Period to Participants if the Performance Goals are met or exceeded (which Restricted Shares may, but need not, contain restrictions on transfer or other incidents of ownership as permitted in Section 6(c)), and the terms and conditions of the Performance Stock Award in addition to those contained in this Section 7.

(b) Payment of Award. During or after the end of a Performance Period, the financial performance of the Company during such Performance Period shall be measured against the Performance Goals. If the Performance Goals are not met, no Restricted Shares shall be issued pursuant to the Performance Stock Award.
If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the number of Restricted Shares to be issued under each Performance Stock Award in accordance with the related Award Agreement. The Committee may, in its sole discretion, apply Negative Discretion to reduce the number of Restricted Shares to be issued under a Performance Stock Award.

8.     OTHER TERMS AND CONDITIONS

(a) Assignability. Except as otherwise determined by the Committee, no Stock Option or Performance Stock Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, Stock Options shall be exercisable only by such Participant.

(b) Award Agreement. Each Award under this Plan shall be evidenced by an Award Agreement.

(c) Rights as a Shareholder. Except as otherwise provided in this Plan or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant is the holder of record of such shares.

(d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

(e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.

(f) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto. Subject to the requirements of Rule 16b-3 of the Exchange Act, the Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable shares of Common Stock having a Fair Market Value not exceeding the minimum amount required to be withheld, or (ii) delivering to the Company shares of Common Stock then owned by the Participant. The amount of the withholding obligation satisfied by shares of Common Stock withheld or delivered shall be the Fair Market Value of such shares determined as of the date that the taxes are required to be withheld.

(g) Restrictions on Sale and Exercise. If and to the extent required to comply with rules promulgated under Section 16 of the Exchange Act, (i) no Award providing for exercise, a vesting period, a Restriction Period or the attainment of performance standards shall permit unrestricted ownership of shares of Common Stock by the Participant for at least six months from the date of grant, and
(ii) shares of Common Stock acquired pursuant to an Award granted under this Plan may not be sold or otherwise disposed of for at least six months after the date of the grant of the Award.

(h) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common

Stock may be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(i) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(j) Unfunded Plan. Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards and the Plan shall constitute an "unfunded" plan of the Company. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any Subsidiary to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Participant or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(k) Legends. In addition to any legend contemplated by Section 6(c), each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

(l) Company's Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

(m) Designation of Beneficiaries. If permitted by the Committee, a Participant may designate a beneficiary or beneficiaries in the event of the death of the Participant and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Participant.

9.     AMENDMENTS

(a) Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Company's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

(b) No amendment, modification or termination of this Plan shall in any manner adversely affect any Awards theretofore granted to a Participant under this Plan without the consent of such Participant. No amendment or modification of this Plan may change any Performance Goal, or increase the benefits payable for achievement of a Performance Goal, once established for a Performance Stock Award.

10.    RECAPITALIZATION

The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change.
Any such adjustment may provide for the elimination of fractional shares.

11.    NO RIGHT TO EMPLOYMENT

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

12.    CHANGE OF CONTROL

(a) Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, as defined below, the following shall occur with respect to any and all Awards outstanding as of such Change of Control:

(i) automatic lapse of all restrictions and acceleration of any time periods relating to the exercise or vesting of Stock Options and Restricted Shares so that such Awards become immediately exercisable (and shall remain exercisable until the end of the original expiration period fixed in the Award Agreement) or vested in full; and automatic satisfaction of Performance Goals on a pro rata basis with respect to the maximum number of Restricted Shares issuable pursuant to a Performance Stock Award, or on such other basis as set forth in the Award Agreement, so that such pro rata or other portion of such Restricted Shares becomes immediately vested; and

(ii) all Awards become non-cancelable.

(b) A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

(i) The acquisition by any Person of Beneficial Ownership of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company, or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph
(iii) below; or

(ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all of substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the Outstanding Company Common Stock and the combined voting power of the Outstanding Company Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person

(excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more, of, respectively, the Outstanding Company Common Stock of the corporation resulting from such Business Combination or the combined voting power of the Outstanding Company Voting Securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

13.    GOVERNING LAW

To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of New York.

14.    CAPTIONS

Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.

15.    RESERVATION OF SHARES

The Company, during the term of the Plan, will at all times reserve and keep available the number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain the necessary approvals from any regulatory body having jurisdiction or approval deemed necessary by the Company's counsel to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite authority shall not have been obtained.

16.    SAVINGS CLAUSE

This Plan is intended to comply in all respects with applicable law and regulation, including, with respect to those Participants who are Reporting Persons, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning this Plan with respect to other Participants. All Awards of Stock Options and Performance Stock Awards are intended to comply with Section 162(m) of the Code.

17.    EFFECTIVE DATE AND TERM

The effective date (the "Effective Date") of this Plan is the date of
shareholder approval when the Plan was adopted May 20, 1999.   Any increase in
the number of shares to be granted pursuant to section 5(a) of the Plan will be subject to shareholder approval at the time of such request for additional shares. No new Awards shall be granted under this Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee under this Plan shall, continue after the authority for grant of new Awards hereunder has been exhausted.

[KEYSPAN LOGO]                                     One MetroTech Center
                                                   Brooklyn, New York 11201-3850



KEYSPAN CORPORATION



APPENDIX B:    CHARTER OF THE AUDIT COMMITTEE

                              KEYSPAN CORPORATION
                                AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                    CHARTER


Purpose and Authority
---------------------
The purpose of the Audit Committee is to establish and maintain, as part of the Board of Directors, an independent group to oversee, review and monitor 1) the accounting and external financial reporting practices, including the quality and integrity of the financial reports of the Corporation, 2) the internal accounting controls, 3) the auditing activities, 4) the business practices and ethical standards of the Corporation and 5) have ultimate authority and responsibility, along with the full Board, to select, evaluate, and where appropriate, replace the independent public accountants. The Committee is designated by the Board of Directors and receives its authority from the Board of Directors to whom it reports.

The Board has vested in the Committee the authority to carry out the responsibilities as noted in this Charter, and any other duties which the Committee deems necessary to fulfill its obligations to the Board of Directors, shareholders and customers of the Corporation. To such end, the Committee is authorized to employ special accountants, counsel and such other outside assistance as it deems necessary.

Membership
----------
The Committee is comprised of not less than six (6) outside directors, including a Chairman, designated by the Board. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Chairman and Chief Executive Officer. All members are required to meet the following criteria:

   .Independence

       All Directors of the Committee are required to be independent (as defined by Section 303 of the New York Stock Exchange Listed Company Manual and resolutions adopted by the Board of Directors setting forth certain policies and procedures with respect to executive compensation and corporate governance) and have no relationship with the Corporation that may interfere with the exercise of their independence from management and the Corporation.

   .Financial Literacy and Expertise

       Each member of the Audit Committee shall be financially literate, as such qualification is determined by the Corporation's Board of Directors in its business judgement, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

       At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgement.

Independent Public Accountants
------------------------------
The Committee is responsible for making recommendations to the Board regarding the appointment or termination of the independent public accountants. The independent public accountants are ultimately accountable to the Audit Committee and the Board of Directors.

With respect to the work of the independent public accountants, the Committee is responsible for reviewing the scope of the audit, approving the nature and cost of all audit and material non-audit services (material non-audit services must be approved prior to commencement of the work), monitoring the accountants' performance, and assuring that the accountants are independent.

The Committee shall inquire regularly of the independent public accountants to ascertain that they are receiving the full cooperation of management, that all information desired is provided freely, that there are no material weaknesses in the internal control structure and that no material fraud was uncovered in the course of their work and that management is diligent in conducting its business in accordance with the highest ethical standards.

From time to time, the Committee shall schedule private meetings with the independent public accountants and also shall meet with them at their request.

Internal Auditing Division
--------------------------
The Vice President & General Auditor (a corporate officer) is in charge of the Internal Auditing Division and is directly responsible to the Board of Directors. He reports functionally to the Audit Committee of the Board of Directors. Administratively, the General Auditor reports to the President and/or Chief Operating Officer.

Each year, the General Auditor will submit an Audit Plan to the Committee for approval. Thereafter, the General Auditor will keep the Committee informed on the progress of the Plan's implementation, and twice a year will submit written reports on such progress and on the results of his reviews and management's response to any problems or weaknesses in controls noted.

The Committee shall review the Charter of the Internal Auditing Division and approve any changes thereto. It shall also ascertain that the resources allocated to the Internal Auditing function are sufficient to ensure that adequate internal audit review is being performed in the Corporation.

The Committee will meet privately with the General Auditor at each of its meetings and at any other time at the General Auditor's request without prior communication with management.

The General Auditor shall not be appointed or removed by management without the concurrence of the Committee.

The Committee may provide special assignments to the General Auditor to perform reviews in selected areas of its interest or concern.

Financial Statements and Internal Accounting Control
----------------------------------------------------
The Committee shall review the annual financial statements and the results of the independent public accountants' audit. The review should include discussions with management and the independent public accountants of significant issues regarding accounting principles, practices and judgements, including those matters set forth in SAS No. 61.

The independent public accountants will conduct a limited quarterly review of the company's financial statements. As part of such review, they will discuss with management any judgmental areas, adjustments, disclosures and all material changes in accounting principles. Management will report to the Committee, in writing, any material items or discussions resulting from such limited quarterly review. Management will also provide the Committee, upon issuance, copies of the quarterly reports to shareholders and related filings with the Securities and Exchange Commission. In addition, the Committee, or at the minimum its Chairman, should communicate with management and the independent public accountants on a quarterly basis (prior to the filing of the Corporation's 10-
Q), to review the Corporation's financial statements and significant findings based upon the independent public accountants' limited review procedures. Any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent public accountants, in accordance with SAS No. 61, should also be discussed.

At least once during the year, the Committee shall obtain assurances from the independent public accountants, the General Auditor and management that the system of internal controls is adequate and functioning.

Other Duties
------------
The Committee shall maintain continuing vigilance for any procedures or practices which might impair the Corporation's financial and business integrity. Annually, the Committee will receive from the General Auditor a written report on compliance with ethical business conduct and the Public Service Commission agreement and shall make inquiries, as necessary, to assure itself that the highest standards of business conduct are being followed.

Once a year, the Committee shall review with management policies respecting expenses and perquisites.

Once a year, the Committee shall review and assess the adequacy of the Audit Committee Charter. In addition, the Committee shall submit the charter, when revised, to the full Board for approval and have it published in the proxy statement at least once every three years.

Once a year, the Committee shall prepare a report to the Corporation's shareholders, as required by the rules of the SEC. The report shall be included in the Corporation's annual proxy statement.

Once a year, the Corporate Ethics Officer will report to the Committee on the Corporate Ethics Program and any significant events that occurred and actions taken by management.

Once a year, the Office of the General Counsel will update the Committee on all litigation involving the Corporation that could have a significant impact on the Corporation's financial statements.

Administrative Procedures
-------------------------
The Committee shall meet as frequently as deemed necessary by the Chairman to fulfill its responsibilities, but no less than four times during the year. A quorum shall consist of a majority of the members. Minutes of the meetings shall be kept. The regular attendance of non-members is permitted at the invitation of the Chairman. The Committee Chairman shall report the Committee's activities to the Board of Directors.

Limitations of Responsibilities
-------------------------------
In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession, or experts in the field of accounting or auditing. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Corporation that it receives information from and (b) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).


                            * * * * * * * * * * * *

This Charter was reviewed and approved by the Audit Committee on January 24, 2001.



                           Vice President, Secretary & Deputy General Counsel

P
R
O
X
Y

KEYSPAN CORPORATION                             PROXY/VOTING INSTRUCTION CARD

    This proxy is solicited on behalf of the Board of Directors of KeySpan Corporation for the Annual Meeting of Shareholders on May 10, 2001

    The undersigned appoints Lilyan H. Affinito, Alan H. Fishman and Vicki L. Fuller each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of KeySpan Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 10, 2001, and at any adjournment or postponement thereof, as indicated on the reverse side. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, including, without limitation, any motion to adjourn the meeting to another time or place (including for the purpose of soliciting additional proxies).

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR all proposals and as said proxies deem advisable on such other matters as may properly come before the meeting.

Nominees:                                           08 Vicki L. Fuller
01 Lilyan H. Affinito                               09 J. Atwood Ives
02 Robert B. Catell                                 10 James R. Jones
03 Andrea S. Christensen                            11 James L. Larocca
04 Howard R. Curd                                   12 Craig G. Matthews
05 Richard N. Daniel                                13 Stephen W. McKessy
06 Donald H. Elliott                                14 Edward D. Miller
07 Alan H. Fishman                                  15 James Q. Riordan



Comments:___________________________________

--------------------------------------------

--------------------------------------------

--------------------------------------------
If you have written in the above space, please mark the comments notification box on the reverse side.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

         (Continued, and to be signed and dated on the reverse side.)
--------------------------------------------------------------------------------
                           o FOLD AND DETACH HERE o



                               ADMISSION TICKET

                              KEYSPAN CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS
                          MAY 10, 2001 AT 10:00 A.M.

                                  Opera House
                           BROOKLYN ACADEMY OF MUSIC
                              30 Lafayette Avenue
                           Brooklyn, New York 11217

                                  Directions


By Car:

From Manhattan via the Manhattan Bridge:
Continue straight off the bridge onto Flatbush Avenue, proceed to Fulton Street. Turn left onto Fulton Street. Proceed two blocks; turn right onto Ashland Place, proceed one block.

From Manhattan via the Brooklyn Bridge:
Continue straight off the bridge and make the first left turn possible which is Tillary Street. Continue on Tillary Street and turn right onto Flatbush Avenue.

From Queens, Long Island and Connecticut:
Take the Long Island Expressway to the Brooklyn Queens Expressway. Exit on Tillary Street, exit 29. Follow exit onto Tillary Street, two short blocks and turn left onto Flatbush Avenue.

From Staten Island:
Cross the Verrazano-Narrows Bridge to the Brooklyn Queens Expressway. Exit at Tillary Street, exit 29. Follow exit onto Tillary Street, two short blocks and turn left onto Flatbush Avenue.


From New Jersey:
Use the Holland Tunnel and continue east on Canal Street, which leads directly across the Manhattan Bridge. Continue straight over the bridge onto Flatbush Avenue.

By Subway:

The Brooklyn Academy of Music is within three blocks of the following stations:

        . 2, 3, 4, 5, D, Q: Atlantic Avenue
        . B, N, M, R: Pacific Street
        . G: Fulton Street
        . LIRR: Flatbush Avenue

Parking:

All Brooklyn Academy of Music parking lots are patrolled continuously during the work day and until 30 minutes after each event.

[X] Please mark your                                                       |5280
    votes as in this                                                        ----
    example.

 The shares represented by this proxy when signed and returned will be voted as directed by the shareholder. If no direction is given, such shares will be voted FOR all proposals and as said Proxies deem advisable on such other matters as may properly come before the meeting.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote "FOR" all proposals.
--------------------------------------------------------------------------------

1. Election of Directors (see reverse side)

        FOR             WITHHELD
        [ ]               [ ]

For, except vote withheld from the following nominee(s):

-----------------------------

2. Ratification of Arthur Andersen LLP as independent public accountants.

        FOR     AGAINST         ABSTAIN
        [ ]       [ ]             [ ]

3. Approval of an amended Employee Discount Stock Purchase Plan.

        [ ]       [ ]             [ ]
--------------------------------------------

4. Approval of an amended Long-Term Performance Incentive Compensation Plan.

        FOR     AGAINST         ABSTAIN
        [ ]       [ ]             [ ]
-------------------------------------------------------------------------------

I have included comments, or have included a change of address.              [ ]

I already receive an Annual Report and do not wish to receive one for this
account.                                                                     [ ]

I plan to attend the Annual Meeting.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign.


                                              -------------------------------

                                              _______________________________
                                                SIGNATURE (S)            DATE

--------------------------------------------------------------------------------
                           O FOLD AND DETACH HERE O







                                [LOGO] KEYSPAN


                         PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of KeySpan Corporation that you are entitled to vote and gives voting instructions for any common shares held on your behalf in the KeySpan 401(k) Plan.

Please consider the issues discussed in the proxy statement and cast your vote by:

            [GRAPH]     . Accessing the World Wide Web site
                          http://www.eproxyvote.com/kse to vote via the Internet. You can also register at this site to access future proxy materials electronically.

            [GRAPH]     . Using a touch-tone telephone to vote by phone toll
                          free from the U.S. or Canada. Simply dial
                          1-877-779-8683 and follow the instructions. For shareholders from other locations, please call 1-201-536-8073. When you are finished voting, your vote will be confirmed and the call will end.

            [GRAPH]     . Completing, dating, signing and mailing the proxy card
                          in the postage-paid envelope included with the proxy statement or sending it to KeySpan Corporation, P.O. Box 8535, Edison, NJ 08818-9402

You can vote by phone or via the Internet anytime prior to May 10, 2001. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.